EXHIBIT 4.3

EXECUTION COPY

INDENTURE

MARCH 3, 2004

BY AND AMONG

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE,

ISLE OF CAPRI CASINOS, INC.

AND

THE SUBSIDIARY GUARANTORS

LISTED ON THE SIGNATURE PAGES HEREOF

7% SENIOR SUBORDINATED NOTES DUE 2014

Isle of Capri Casinos, Inc.

Reconciliation and tie between Trust Indenture Act of 1939

and Indenture dated as of March 3, 2004

Trust Indenture Act Section	Indenture Section
310(a)(1)	6.07
310(a)(2)	6.07
310(b)	6.04; 6.08
311	6.04; 6.11
312(a)	3.05; 7.03
312(b)	7.03
312(c)	7.03
313(a)	7.04
313(b)	7.04
313(c)	6.01; 7.04; 7.05
314(a)	7.05; 10.09
314(a)(4)	10.08(a)
314(c)(1)	1.02
314(c)(2)	1.02
314(d)	N/A
314(e)	1.02
315(a)	6.02
315(b)	6.01
315(c)	6.02
315(d)	6.02
315(e)	6.08
316(a)(last sentence)	1.01 (“Outstanding”)
316(a)(1)(A)	5.02, 5.12
316(a)(1)(B)	5.13
316(b)	5.08
316(c)	1.04(d)
317(a)(1)	5.03
317(a)(2)	5.04
317(b)	10.03
318(a)	1.11
318(c)	1.11

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

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INDENTURE, dated as of March 3, 2004, by and among:

(1) Isle of Capri Casinos, Inc., a Delaware corporation (the “Company”) the principal office of which is located at 1641 Popps Ferry Road, Biloxi, Mississippi 39532,

(2) Riverboat Corporation of Mississippi, a Mississippi corporation, Riverboat Corporation of Mississippi-Vicksburg, a Mississippi corporation, Riverboat Services, Inc., an Iowa corporation, CSNO, L.L.C., a Louisiana limited liability company, Louisiana Riverboat Gaming Partnership, a Louisiana general partnership, St. Charles Gaming Company, Inc., a Louisiana corporation, IOC Holdings, L.L.C., a Louisiana limited liability company, Grand Palais Riverboat, Inc., a Louisiana corporation, LRGP Holdings, L.L.C., a Louisiana limited liability company, PPI, Inc., a Florida corporation, Isle of Capri Casino Colorado, Inc., a Colorado corporation, IOC-Coahoma, Inc., a Mississippi corporation, IOC-Natchez, Inc., a Mississippi corporation, IOC-Lula, Inc., a Mississippi corporation, IOC-Boonville, Inc., a Nevada corporation, IOC-Kansas City, Inc., a Missouri corporation, Isle of Capri Bettendorf, L.C., an Iowa limited liability company, Isle of Capri Marquette, Inc., an Iowa corporation, IOC Davenport, Inc., an Iowa corporation, LL Holding Corporation, a Nevada corporation, and Gemini, Inc., a Nevada corporation, as Subsidiary Guarantors,

(3) any other person that may from time to time become a party hereto as a Subsidiary Guarantor by executing and delivering to the Trustee an addendum to the Subsidiary Guarantee, and

(4) U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS

A. The Company has duly authorized the creation of an issue of 7% Senior Subordinated Notes Due 2014 (the “Initial Notes”) and the Company’s 7% Senior Subordinated Notes due 2014 to be issued in exchange for the Initial Notes pursuant to the terms of the Registration Rights Agreement (as defined below) (the “Exchange Notes” and, together with the Initial Notes and any Additional Notes, the “Notes”), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

B. Each of the Subsidiary Guarantors listed in clause (2) above has duly authorized its guarantee of the Notes and certain other obligations of the Company as set forth in Article Twelve hereof and endorsed on the Notes, and to provide therefor, has duly authorized the execution and delivery of this Indenture.

C. This Indenture is subject to the provisions of the Trust Indenture Act (as defined below) that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

D. All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

E. All things necessary have been done to make the Subsidiary Guarantees, when executed by the Subsidiary Guarantors and endorsed on the Notes authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Subsidiary Guarantors and to make this Indenture a valid agreement of the Subsidiary Guarantors, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper,” as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as defined below), and, except as otherwise herein expressly provided, any computation required or permitted hereunder shall be made in accordance with GAAP; and

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or that is assumed in connection with an Asset Acquisition by such Person, but not Indebtedness incurred in connection with, or in anticipation of, such Person becoming a Subsidiary of the Company or such acquisition.

“Act” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Interest” means all additional interest owed pursuant to the Registration Rights Agreement.

“Additional Notes” shall mean Notes issued subsequent to the Issue Date pursuant to Article Three and in compliance with Section 10.10.

“Affiliate” of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with such Person and with respect to any natural Person, any other immediate family member of such natural Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock or other equity interests, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that, in any event, any Person that owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

“Affiliate Transaction” has the meaning specified in Section 10.16.

“Agent” means any Registrar, Paying Agent, co-registrar, co-paying agent or other agent appointed pursuant to Section 10.02.

“Airplane” means the Citation 5 airplane owned by the Company on the Issue Date.

“Asset Acquisition” means (a) any capital contribution (including, without limitation, transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock or other similar ownership or profit interest, by the Company or any of its Subsidiaries in any other Person, in either case pursuant to which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged with or into the Company or any of its Subsidiaries or (b) any acquisition by the Company or any of its Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

“Assets Held for Sale or Development” means:

(1) the FFC Preferred Stock,

(2) the Airplane,

(3) the Real Estate Options,

(4) the Cripple Creek Land, and

(5) the Discontinued Assets.

“Asset Sale” means any direct or indirect sale, conveyance, transfer, lease (other than an operating lease relating to assets the fair market value of which, determined in the good faith judgment of the Board of Directors, does not exceed $2.0 million), assignment, issuance or other disposition (including, without limitation, by means of a sale-leaseback transaction) by the Company or any Restricted Subsidiary to any Person (other than the Company or a wholly owned Restricted Subsidiary), in one transaction or a series of related transactions, of

(a) any Capital Stock of any Restricted Subsidiary or other similar equity interest or

(b) any other property or asset of the Company or any Restricted Subsidiary other than:

(1) Assets Held for Sale or Development,

(2) any Excess Land,

(3) current assets, as defined in accordance with GAAP, in the ordinary course of business,

(4) damaged, worn out or other obsolete property in the ordinary course of business if such property is no longer necessary for the proper conduct of such business,

(5) property no longer used or useful in the ordinary course of business or property replaced with similar property of similar utility in the ordinary course of business,

(6) each other disposition (or series of related dispositions) that results in Net Cash Proceeds to the Company and its Restricted Subsidiaries of less than or equal to $1.0 million and

(7) an Investment permitted under Section 10.12 or a disposition made in accordance with Section 8.01.

“Average Life” means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the product of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

“Bank Credit Facility” means that certain Second Amended and Restated Credit Agreement dated as of April 26, 2002 among the Company, the lenders named therein and Canadian Imperial Bank of Commerce, as administrative agent and issuing lender, including any notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, extended, deferred, refunded, substituted, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, creditor, lender or group of agents, creditors or lenders.

“Beneficiaries” means the Holders and the Trustee.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors of the Company, or any duly authorized committee thereof, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or in the city in which the principal corporate trust office of the Trustee is located are authorized or obligated by law or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests (including partnership and other equity interests), participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of, such Person’s capital stock, whether outstanding on the Issue Date or issued after such date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

“Capitalized Lease Obligation” means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date of determination shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

“Cash Equivalents” means any of the following, to the extent owned by the Company or any of its Restricted Subsidiaries free and clear of all Liens and having a maturity of not greater than 270 days from the date of acquisition:

(a) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof),

(b) insured certificates of deposit or acceptances of any commercial bank that is a member of the Federal Reserve System, that issues (or the parent of which issues) commercial paper rated as described in clause (c) below and that has combined capital and surplus and undivided profits of not less than $500.0 million,

(c) commercial paper issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of

Columbia and rated at least A-1 (or the then equivalent grade) by Standard & Poor’s Ratings Group or at least Prime-1 (or the then equivalent grade) by Moody’s Investors Service, Inc., and

(d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States government or any agency or other instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), provided that the terms of such repurchase and reverse repurchase agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency.

“Casino” means a gaming establishment owned by the Company or a Restricted Subsidiary and containing at least 600 slot machines and 10,000 square feet of space dedicated to the operation of games of chance.

“Casino Hotel” means any hotel or similar hospitality facility with at least 100 rooms owned by the Company or a Restricted Subsidiary and serving a Casino.

“Casino Related Facility” means any building, restaurant, theater, amusement park or other entertainment facility, parking or recreational vehicle facility or retail shops located at or adjacent to, and directly ancillary to, a Casino and used or to be used in connection with such Casino, other than a Casino Hotel.

“Change of Control” means after the Issue Date, an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) (other than the Permitted Equity Holders) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities representing the greater of

(i) that percentage of the combined voting power of the Company’s outstanding Voting Stock held by Permitted Equity Holders (including shares as to which the Company or a Permitted Equity Holder holds an effective proxy to vote) or

(ii) 35% or more of the combined voting power of the Company’s outstanding Voting Stock,

but excluding in each case from the percentage of voting power held by any group, the voting power of shares owned by the Permitted Equity Holders who are deemed to be members of the group provided that such Permitted Equity Holders beneficially own a majority of the voting power of the Voting Stock held by such group, and at such time the

Permitted Equity Holders together shall fail to beneficially own, directly or indirectly, securities representing at least the same percentage of voting power of such Voting Stock as the percentage “beneficially owned” by such person or group;

(b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors (together with any new or replacement directors whose election by the Board of Directors, or whose nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;

(c) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property (other than any such transaction where the outstanding Voting Stock of the Company is (a) changed only to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or (b) is exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation)) in an amount which could be paid by the Company as a Restricted Payment as described under Section 10.12 (and such amount shall be treated as a Restricted Payment) and no person or group, other than Permitted Equity Holders (including any Permitted Equity Holders who are part of a group where such Permitted Equity Holders beneficially own a majority of the voting power of the Voting Stock held by such group), owns immediately after such transaction, directly or indirectly, more than 35% of the combined voting power of the outstanding Voting Stock of the surviving corporation; or

(d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Section 8.01.

“Change of Control Offer” has the meaning specified in Section 11.09.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person’s common stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Obligations” has the meaning set forth in Section 12.01.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its chairman, its president, any vice president, its treasurer or an assistant treasurer, and delivered to the Trustee.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Cash Flow” means, for any period, the sum of:

(a) the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, plus

(b) the sum of the following items (to the extent deducted in determining Consolidated Net Income in accordance with GAAP and without duplication):

(i) all Consolidated Interest Expense,

(ii) Consolidated Non-cash Charges,

(iii) Consolidated Income Tax Expense, and

(iv) any pre-opening expenses.

“Consolidated Coverage Ratio” means the ratio of:

(a) Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the period (the “Reference Period”) consisting of the four full fiscal quarters for which financial statements are available that immediately precede the date of the transaction or other circumstances giving rise to the need to calculate the Consolidated Coverage Ratio (the “Transaction Date”) to

(b) the Consolidated Interest Expense for such Reference Period (based upon the pro forma amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Transaction Date and after giving effect to the transaction in question, unless otherwise provided in this Indenture).

For purposes of this definition, if the Transaction Date occurs before the date on which the Company’s consolidated financial statements for the four full fiscal quarters after the Issue Date are available, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated, in the case of the Company and its Restricted Subsidiaries, after giving effect on a pro forma basis as if the Notes Outstanding on the Transaction Date were issued on the first day of such four full fiscal quarter period.

In addition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a) the incurrence or retirement of any Indebtedness of the Company and its Restricted Subsidiaries at any time during the Reference Period or subsequent to such Reference Period but prior to the Transaction Date, including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (unless otherwise provided in this Indenture), as if such Indebtedness were incurred or retired on the first day of the Reference Period; provided that if the Company or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred such guaranteed Indebtedness, and

(b) any Asset Sale, Event of Loss or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any of its Restricted Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period or subsequent to such Reference Period but prior to the Transaction Date, and any permanent prepayment, repayment, redemption, purchase or retirement of Indebtedness in connection with such Asset Sale, Event of Loss, or Asset Acquisition, as if such Asset Sale, Event of Loss or Asset Acquisition and/or retirement occurred on the first day of the Reference Period.

Furthermore, in calculating Consolidated Interest Expense for purposes of this “Consolidated Coverage Ratio,” interest on Indebtedness determined on a fluctuating basis shall be deemed to accrue at the rate in effect on the Transaction Date for such entire period.

“Consolidated Income Tax Expense” means, as applied to any Person for any period, federal, state, local and foreign income taxes (including franchise taxes imposed in lieu of or as additional income tax) of such Person and its Restricted Subsidiaries for such period, determined in accordance with GAAP; provided, that for purposes hereof, “income taxes” shall specifically exclude any taxes paid to or imposed by a Gaming Authority.

“Consolidated Interest Expense” means as applied to any Person for any period the sum of the following items (without duplication):

(a) the aggregate amount of interest recognized by such Person and its Restricted Subsidiaries in respect of their Consolidated Indebtedness (including all interest capitalized by such Person and its Restricted Subsidiaries during such period and all commissions, discounts and other similar fees and charges owed by such Person or any of its Restricted Subsidiaries for letters of credit and bankers’ acceptance financing and the net costs associated with Interest Rate and Currency Protection Obligations of such Person and its Restricted Subsidiaries, but excluding other financing costs, amortization of deferred financing cost and debt discount or premium),

(b) the aggregate amount of the interest component of rentals in respect of Capitalized Lease Obligations recognized by such Person and its Restricted Subsidiaries,

(c) to the extent any Indebtedness of any other Person is guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid or accrued by such other Person during such period attributable to any such guaranteed Indebtedness,

(d) the interest portion of any deferred payment obligation,

(e) an amount equal to 1/3 of the base rental expense (i.e., not any rent expense paid as a percentage of revenues) attributable to such Person and its Restricted Subsidiaries, and

(f) the amount of dividends payable by such Person and its Restricted Subsidiaries in respect of Disqualified Stock (other than such dividends payable to such Restricted Subsidiaries).

“Consolidated Net Income” means, for any period, the aggregate of the consolidated Net Income (or net loss) of the Company and its Restricted Subsidiaries (determined in accordance with GAAP), excluding (to the extent included in such consolidated Net Income):

(a) the Net Income (or net loss) of any Person (the “other Person”)

(i) other than a Restricted Subsidiary, except in each such case such Net Income shall be included to the extent of the amount of management fees or cash dividends or other cash distributions in respect of Capital Stock or other interest owned actually paid (out of funds legally available therefor) to and received by the Company or its Restricted Subsidiaries, other than dividends, if applicable, or other distributions to pay obligations of or with respect to such Unrestricted Subsidiary, such as income taxes, or

(ii) in which the Company or any of its Restricted Subsidiaries has a joint interest with a third party (which interest of a third party causes the Net Income (or net loss) of such other Person not to be consolidated into the Net Income (or net loss) of the Company and its Restricted Subsidiaries in accordance with GAAP), except in each such case such Net Income shall be included to the extent of the amount of management fees or cash dividends or other cash distributions in respect of Capital Stock or other interest owned actually paid (out of funds legally available therefor) to and received by the Company or its Restricted Subsidiaries, other than dividends, if applicable, or other distributions to pay obligations of or with respect to such Unrestricted Subsidiary, such as income taxes,

(b) items classified as extraordinary or any non-cash item classified as non-recurring (other than the tax benefit of the utilization of net operating loss carry forwards or alternative minimum tax credits),

(c) except to the extent includable in clause (a) above, the Net Income (or loss) of any other Person accrued or attributable to any period before the date on which it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or such other Person’s property or Capital Stock (or a portion thereof) is acquired by the Company or any of its Restricted Subsidiaries, and

(d) the Net Income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by such Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, law, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Worth” means, at any date of determination, the sum of

(a) the consolidated equity of the common stockholders of such Person and its Restricted Subsidiaries on such date, plus

(b) the respective amounts reported on such Person’s most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less

(i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a Restricted Subsidiary of such Person,

(ii) all investments in Persons that are not Restricted Subsidiaries, and

(iii) all unamortized debt discount and expense and unamortized deferred charges,

all of the foregoing determined in accordance with GAAP.

“Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

“Corporate Trust Office” means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 60 Livingston Avenue, St. Paul, Minnesota 55101, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall also mean the office or agency of the Trustee at 100 Wall Street, 16th Floor, New York, New York 10005.

“Credit Facility” means one or more debt or commercial paper facilities with banks or other institutional lenders (including the Bank Credit Facility) providing for revolving credit loans, term loans or letters of credit, in each case together with any amendments, supplements, modifications (including by any extension of the maturity thereof), substitutions, refinancings or replacements thereof by a lender or a syndicate of lenders in one or more successive transactions (including any such transaction that changes the amount available thereunder, replaces such agreement or document or provides for other agents or lenders).

“Cripple Creek Land” means the real estate owned or leased by the Company in Cripple Creek, Colorado.

“Default” means any Event of Default or an event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulted Interest” has the meaning specified in Section 3.08.

“Defeasance” and “Covenant Defeasance” have the meanings specified in Sections 13.02 and 13.03, respectively.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 3.04 hereof as the Depositary with respect to the Notes, and any successor thereto.

“Designated Senior Indebtedness” shall mean (i) Indebtedness incurred under the Bank Credit Facility and (ii) any other Senior Indebtedness in a principal amount of at least $25.0 million outstanding which, at the time of determination, is specifically designated in the instrument governing such Senior Indebtedness as “Designated Senior Indebtedness” by the Company and is otherwise permitted to be “Designated Senior Indebtedness” under the Bank Credit Facility.

“Development Services” means, with respect to any Qualified Facility, the provision (through retained professionals or otherwise) of development, design or construction services with respect to such Qualified Facility.

“Discontinued Assets” means the following assets held for sale by the Company or its Subsidiaries as of the Issue Date:

(a) the Diamond Lady riverboat;

(b) the Lucky Seven barge and other unused barges and marine equipment; and

(c) gaming equipment held for sale.

“Disqualified Stock” means, with respect to any Person, any Capital Stock or other similar ownership or profit interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or before the Maturity Date of the Notes.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” has the meaning specified in Section 5.01.

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal) that has a Fair Market Value of $5.0 million or more, any of the following:

(a) any loss, destruction or damage of such property or asset;

(b) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain or navigational servitude; or

(c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset.

“Excess Land” means approximately 12 acres of land owned by the Company or its Restricted Subsidiaries as of the Issue Date adjacent to the Isle-Bossier City.

“Excess Sale/Loss Proceeds” and “Excess Sale/Loss Proceeds Offer” have the meanings set forth in Section 10.14 and Section 11.10, respectively.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Notes” means the $200.0 million aggregate principal amount of the Company’s 9% Senior Subordinated Notes due 2012.

“Fair Market Value” or “fair value” means, with respect to any asset or property, the price which could be reasonably expected to be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Unless otherwise specified by this Indenture, Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

“Federal Bankruptcy Code” means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

“FFC Preferred Stock” means the shares of preferred stock, $100 par value, of Freedom Financial Corporation owned by the Company.

“FF&E” means furniture, fixtures and equipment used in the ordinary course of business in the operation of a Permitted Line of Business.

“FF&E Financing” means Indebtedness, the proceeds of which will be used solely to finance or refinance the acquisition or lease by the Company or a Restricted Subsidiary of FF&E.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable from time to time.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or any foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed, or operated by the Company or any of its Subsidiaries.

“Governmental Authority” means any government (federal, state or local), any governmental agency, bureau or board or any governmental office, officer or official (including environmental) having jurisdiction over the Company or any of its Subsidiaries.

“Holder” or “Noteholder” means a Person in whose name a Note is registered in the Note Register.

“Indebtedness” of any Person means

(a) any liability, contingent or otherwise, of such Person

(i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof),

(ii) evidenced by a note, bond, debenture or similar instrument, letters of credit, bankers’ acceptances or other similar facilities, other than a trade payable or other than a current liability incurred in the ordinary course of business, or

(iii) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property or services (including a purchase money obligation but not including any docking fees payable to Louisiana Downs, Inc. or guarantees thereof),

(b) any liability of others of the kind described in the preceding clause (a) which such Person has guaranteed or which is otherwise its legal liability, including, without limitation, any obligation:

(i) to pay or purchase such liability,

(ii) to supply funds to or in any other manner invest in the debtor (including an agreement to pay for property or services irrespective of whether such property is received or such services are rendered), and

(iii) to purchase or lease (other than pursuant to an operating lease of hotel rooms or similar lodging facilities entered into for the principal purpose of providing lodging at or near the site of a Casino, which facilities are reasonably expected to be beneficial to the Company’s operating results) property or to purchase services, in each such case primarily for the purpose of enabling a debtor to make a payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(c) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person’s legal liability,

(d) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of or other ownership or profit interest in such Person or any of its Affiliates or any warrants, rights or options to acquire such Capital Stock, valued, in the case of Disqualified Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends,

(e) all Interest Rate and Currency Protection Obligations, and

(f) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof. All references to this Indenture shall include the Subsidiary Guarantees as set forth in Article Twelve.

“Independent,” when used with respect to any Person, means such other Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company, and (c) is not an officer, employee, promoter, underwriter, trustee, partner or person performing similar functions for the Company or a spouse, family member or other relative of any such Person. Whenever it is provided in this Indenture that any Independent Person’s opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company and reasonably acceptable to the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

“Initial Purchasers” means Deutsche Bank Securities Inc., CIBC World Markets Corp., Credit Lyonnais Securities (USA) Inc., Jefferies & Company, Inc., J.P. Morgan Securities, Inc., McDonald Investments, Inc., Sterne, Agee & Leach, Inc. and Wells Fargo Securities, LLC.

“Interest Payment Date” means September 1, 2004 and each March 1 and September 1 thereafter.

“Interest Rate and Currency Protection Obligations” means the obligations of any Person pursuant to any interest rate swap, cap or collar agreement, interest rate future or option contract, currency swap agreement, currency future or option contract and other similar agreement designed to hedge against fluctuations in interest rates or foreign exchange rates.

“Investment” in any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, warrants, rights, options, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, such Person or Indebtedness of any other Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to the Person making such Investment in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property other than cash, such property shall be valued at its fair value at the time of such transfer, as determined in good faith by the Board of Directors of the Person making such transfer, whose determination will be conclusive absent manifest error.

“Isle-Bettendorf” means the Isle of Capri Casino located in Bettendorf, Iowa.

“Isle-Biloxi” means the Isle of Capri Casino located in Biloxi, Mississippi.

“Isle-Boonville” means the Isle of Capri Casino located in Boonville, Missouri.

“Isle-Bossier City” means the Isle of Capri Casino located in Bossier City, Louisiana.

“Isle-Kansas City” means the Isle of Capri Casino located in Kansas City, Missouri.

“Isle-Lake Charles” means the Isle of Capri Casino located in Lake Charles, Louisiana.

“Isle-Lula” means the Isle of Capri Casino located in Lula, Mississippi.

“Isle-Vicksburg” means the Isle of Capri Casino located in Vicksburg, Mississippi.

“Issue Date” means March 3, 2004.

“Legended Note” means any Note required to contain the legend set forth in Section 3.06(h) hereof.

“Lien” means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. For purposes of this Indenture, a Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Person.

“Marketable Securities” means Cash Equivalents or any fund investing primarily in Cash Equivalents.

“Material Operations” means assets or operations of the Company or its Subsidiaries that (a) exceed 5% of the assets of the Company and its Consolidated Subsidiaries or (b) contributed more than 5% of the income from continuing operations of the Company and its Consolidated Subsidiaries (before income taxes, extraordinary items and intercompany management or similar fees) for the most recently completed four fiscal quarters of the Company for which financial statements are available.

“Maturity” or “Maturity Date” when used with respect to any Note, means the date specified in such Note as the fixed date on which the last installment of principal of such Notes is due and payable.

“Net Cash Proceeds” means, with respect to any Asset Sale, Event of Loss, issuance or sale by the Company of its Capital Stock or incurrence of Indebtedness, as the case may be, the proceeds thereof in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries (whether as initial consideration, through the payment or disposition of deferred compensation or the release of reserves), after deducting therefrom (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finders fees and other similar fees and expenses incurred in connection with such Asset Sale, Event of Loss, issuance, sale or incurrence, (b) provisions for all taxes payable as a result of such Asset Sale, Event of Loss, issuance, sale or incurrence, (c) payments made to retire and permanently reduce any commitment with respect to any Indebtedness (other than payments on the Notes) secured by the assets subject to such Asset Sale or Event of Loss to the extent required pursuant to the terms of such Indebtedness, and (d) appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale or Event of Loss and retained by the Company or any of its Restricted Subsidiaries, as the case may be, after such Asset Sale or Event of Loss, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Event of Loss, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash or Cash Equivalents, actually paid to a Person that is not an Affiliate of the Company or, in the case of reserves, are actually established and, in each case, are properly attributable to such Asset Sale or Event of Loss.

“Net Income” means, with respect to any Person for any period, the net income (or loss) of such Person determined in accordance with GAAP.

“Net Worth” and “Maximum Net Worth” have the meanings specified in Section 12.08.

“Non-Recourse Indebtedness” means Indebtedness (a) as to which none of the Company or any of its Restricted Subsidiaries provides any credit support or is directly or indirectly liable for the payment of principal or interest thereof and a default with respect to which would not entitle any party to cause any other Indebtedness of the Company or a Restricted Subsidiary to be accelerated or (b) incurred by the Company or a Restricted Subsidiary to purchase one or more assets from the lending source, provided that the lender’s only remedy against the obligor in the event of a default with respect to such Indebtedness, whether as a result of the failure to pay principal or interest when due or any other reason, is limited to repossession of such assets purchased.

“Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 3.04.

“Officers’ Certificate” means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

“Outstanding” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except: (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation; (b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; (c) Notes, except to the extent provided in Sections 13.02 and 13.03, with respect to which the Company has effected Defeasance and/or Covenant Defeasance as provided in Article Thirteen; and (d) Notes which have been paid pursuant to Section 3.07 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company, any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

“Pari Passu Indebtedness” means any Indebtedness (other than the Existing Notes) of the Company or any Subsidiary Guarantor that ranks pari passu in right of payment with the Notes or any such Subsidiary Guarantor, as applicable.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any, on) or interest (including any Additional Interest), on any Notes on behalf of the Company and at the office of which the Notes may be presented for such payment.

“Permitted Equity Holders” means Bernard Goldstein, Irene Goldstein and their lineal descendants (including adopted children and their lineal descendants) and any entity the equity interests of which are owned by only such persons or which was established for the exclusive benefit of, or the estate of, any of the foregoing.

“Permitted Investments” means

(a) Investments in Marketable Securities,

(b) loans or advances to employees not to exceed an aggregate of $250,000 in any fiscal year of the Company and $1.0 million in the aggregate at any one time outstanding,

(c) Qualified Investments; provided that (a) if an Investment in any entity pursuant to this clause (c) would, at any time after the date such Investment is made, cease to qualify as a Qualified Investment if made at such time due to a failure to satisfy the requirement of clause (a)(1) of the definition of “Qualified Investment,” then the value of the Company’s Investment in such entity at such time (as determined in accordance with the definition of “Investment”) shall, for the period such Investment does not so qualify, be included in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to Section 10.12(c) (as if such Investment were not a Permitted Investment) and (b) if an Investment in U.K. Holdco pursuant to this clause (c) would, at any time after the date such Investment is made, cease to qualify as a Qualified Investment if made at such time due to a failure of U.K. Holdco’s corresponding Investment in an entity to satisfy the requirement of clause (a)(1) of the definition of “Qualified Investment” (as if U.K. Holdco were a Restricted Subsidiary), then the value of U.K. Holdco’s Investment in such entity at such time (as determined in accordance with the definition of “Investment”) shall, for the period such Investment does not so qualify, be included in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to Section 10.12(c) (as if such Investment were not a Permitted Investment); and

(d) payments with respect to a guarantee or other extension of credit that qualified as a Qualified Investment at the time the guarantee or extension of credit was made, unless such guarantee or extension of credit no longer qualifies as a Qualified Investment due to a failure to satisfy clause (a)(1) of the definition of “Qualified Investment.”

“Permitted Liens” means:

(a) Liens on property acquired by the Company or any Restricted Subsidiary (including an indirect acquisition of property by way of a merger of a Person with or into the Company or any Restricted Subsidiary or the acquisition of a Person), provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation, and were not created in connection therewith or in anticipation thereof, and provided that such Liens do not extend to any additional property or assets of the Company or any Restricted Subsidiary;

(b) statutory Liens (other than those arising under ERISA) to secure the performance of obligations, surety or appeal bonds, performance bonds or other obligations of a like nature, maritime Liens for crew wages, salvage, suppliers and providers of services, incurred in the ordinary course of business (exclusive of obligations in respect of the payment of borrowed money), or for taxes, assessments or governmental charges or claims, provided that in each case the obligations are not yet delinquent or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any reserve or other adequate provision as shall be required in conformity with GAAP shall have been made therefor;

(c) leases or subleases granted to others not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

(d) any charter of a Vessel, provided that (i) in the good faith judgment of the Board of Directors of the Company such Vessel is not necessary for the conduct of the business of the Company or any of its Restricted Subsidiaries as conducted immediately prior thereto; (ii) the terms of the charter are commercially reasonable and represent the Fair Market Value of the charter; and (iii) the Person chartering the assets agrees to maintain the Vessel and evidences such agreement by delivering such an undertaking to the Trustee;

(e) with respect to the property involved, easements, rights-of-way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Company and its Subsidiaries as now conducted or as contemplated herein;

(f) Liens arising in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security (other than those arising under ERISA);

(g) any interest or title of a lessor in property subject to any Capitalized Lease Obligation or an operating lease;

(h) Liens arising from the filing of Uniform Commercial Code financing statements with respect to leases;

(i) Liens arising from any final judgment or order not constituting an Event of Default;

(j) Liens on documents or property under or in connection with letters of credit in the ordinary course of business, if and to the extent that the related Indebtedness is permitted under Section 10.10(b)(v); and

(k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business.

“Permitted Line of Business” means, with respect to any Person, any casino gaming or pari-mutuel wagering business of such Person or any business that is related to, ancillary to or supportive of, connected with or arising out of the casino gaming or pari-mutuel wagering business of such Person (including, without limitation, developing and operating lodging, dining, amusement, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto).

“Permitted Related Investment” means the acquisition of property or assets by a Person to be used in connection with a Permitted Line of Business of such Person.

“Permitted Vessel Lien” means a Lien on a Vessel to secure FF&E Financing or Capitalized Lease Obligations where the holder or holders (or an agent, trustee or other representative for such holder or holders):

(a) agrees to release such Lien upon satisfaction of such FF&E Financing,

(b) agrees to release such Lien upon payment (or promise of payment) to such holder or holders (or such representative) of that portion of the proceeds of the sale of such Vessel attributable to the related FF&E, and

(c) acknowledges that such Lien does not create rights on the hull and other equipment constituting such Vessel (other than the related FF&E).

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.07 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends on or to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Qualified Facility” has the meaning set forth in the definition of “Qualified Investment.”

“Qualified Investment” means (a) an Investment by the Company or any of its Restricted Subsidiaries in any entity primarily engaged or preparing to engage in a Permitted Line of Business; provided that

(1) the Company or any of its Restricted Subsidiaries at the time of the Investment (A) owns in the aggregate at least 35% of the outstanding Voting Stock of such entity or (B) (i) controls the day-to-day gaming operation of such entity pursuant to a written agreement and (ii) provides or has provided Development Services with respect to the applicable Qualified Facility,

(2) the primary purpose for which such Investment was made was to finance or otherwise facilitate the development, construction or acquisition of a facility (a “Qualified Facility”) that (A) is located in a jurisdiction in which the conduct of gaming using electronic gaming devices is permitted pursuant to applicable law and (B) conducts or, following such development, construction or acquisition, will conduct gaming utilizing electronic gaming devices or that is related to, ancillary to or supportive of, connected with or arising out of such gaming business,

(3) the pro forma Consolidated Coverage Ratio of the Company on the date of the Investment would have been greater than 2.50 to 1.00,

(4) none of the Permitted Equity Holders or any Affiliate of such Persons, other than the Company or its Subsidiaries, is a direct or indirect obligor, contingently or otherwise, of any Indebtedness of such entity or a direct or indirect holder of any Capital Stock of such entity, other than through their respective ownership interests in the Company, and

(5) at the time of the Investment, the Notes shall be rated at least “B2” by Moody’s Investor’s Services, Inc. and “B” by Standard & Poor’s Ratings Group or their respective successors (or, if either such entity or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company), or (b) an Investment (in the form of a loan or a guarantee only) by the Company or any of its Restricted Subsidiaries in U.K. Holdco; provided that:

(1) U.K. Holdco, simultaneously with the Investment in it by the Company or any such Restricted Subsidiary, uses the funds provided by such Investment (or the debt secured by such Investment) to make an Investment in an entity that would qualify as a Qualified Investment under clause (a) above if it had been made by a Restricted Subsidiary and

(2) such loan or guarantee is secured by a first priority lien on the following assets of U.K. Holdco relating to the entity in which U.K. Holdco made such Investment: (i) all Capital Stock of any such Person held by U.K. Holdco, (ii) all management agreements with such Person and all other agreements with such Person governing the control of the day-to-day gaming operations of such Person and (iii) all agreements with such Person relating to Development Services.

“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A under the Securities Act.

“Qualified Public Equity Offering” means a firm commitment underwritten public offering of Common Stock of the Company for which the Company receives net proceeds of at least $30.0 million, and after which the Common Stock is traded on a national securities exchange or quoted on The NASDAQ Stock Market.

“Real Estate Options” means

(a) all options held by the Company or its Restricted Subsidiaries, directly or indirectly, on April 23, 1999 for an amount, in each case, not exceeding $1.0 million, to purchase or lease land, and

(b) all options acquired by the Company, directly or indirectly, after April 23, 1999 for an amount, in each case, not exceeding $2.0 million, to purchase or lease land.

“Redemption Date” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registration Rights Agreement” means that certain Registration Rights Agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers, dated as of the date hereof.

“Regular Record Date” for the interest payable on any Interest Payment Date means the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Repurchase Date” has the meaning set forth in Section 11.11.

“Repurchase Notice” has the meaning set forth in Section 11.11.

“Repurchase Offer” has the meaning set forth in Section 11.11.

“Responsible Officer” when used with respect to the Trustee, means any officer in the Trustee’s “Corporate Trust Services Department” or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Payment” means any of:

(a) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary (other than (i) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) otherwise permitted by this Indenture and (iii) in the case of a Subsidiary, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company);

(b) the purchase, defeasance, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Subsidiary (other than Capital Stock of such Subsidiary held by the Company or any of its Restricted Subsidiaries);

(c) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, before any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in any manner in right of payment to the Notes (other than Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); and

(d) the making of any Investment or guarantee of any Investment by the Company or any Subsidiary in any Person other than

(i) in a Person that would be, directly or indirectly, a Restricted Subsidiary of the Company immediately after giving effect to such Investment, or

(ii) under a plan of reorganization or similar proceeding under applicable bankruptcy law or in connection with a workout involving creditors of such Person in exchange for Indebtedness owing by such Person that did not violate the limitations set forth under Section 10.12.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated as an Unrestricted Subsidiary pursuant to and in compliance with the provisions described under Section 10.18, or a Subsidiary that has been designated as a Restricted Subsidiary pursuant to and in compliance with the provisions described in Section 10.18.

“Rhythm City-Davenport” means the Rhythm City Casino located in Davenport, Iowa.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means (a) principal of, premium, if any, and interest (including post-petition interest) on, and all fees, costs, expenses and other amounts payable with respect to the Indebtedness under the Bank Credit Facility, and (b) the principal of, premium, if any, and interest on any Indebtedness of the Company or the Subsidiary Guarantors, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Indebtedness of the Company or the Subsidiary Guarantors, as applicable. Notwithstanding the foregoing, “Senior Indebtedness” shall not include, to the extent constituting Indebtedness:

(a) Indebtedness evidenced by the Notes or the Subsidiary Guarantees,

(b) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company or the Subsidiary Guarantors,

(c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, U.S. Code, is without recourse to the Company or the Subsidiary Guarantors,

(d) Indebtedness of the type described in clause (d) of the definition of “Indebtedness,”

(e) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than any current liabilities owing under the Bank Credit Facility or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (e)),

(f) Indebtedness of or amounts owed by the Company or the Subsidiary Guarantors for compensation to employees or for services rendered to the Company or the Subsidiary Guarantors,

(g) Indebtedness of or amounts owed by the Company or a Restricted Subsidiary to the Company or another Restricted Subsidiary,

(h) any liability for Federal, state, local or other taxes owed or owing by the Company or the Subsidiary Guarantors,

(i) Indebtedness of the Company or a Subsidiary Guarantor to any other Subsidiary of the Company, and

(j) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture.

“Significant Restricted Subsidiary” means any Restricted Subsidiary that is a guarantor of the Company’s obligations under the Bank Credit Facility or any other Credit Facility.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.08.

“Stated Maturity” means, with respect to any security or Indebtedness, the date specified in such security or Indebtedness as the fixed date on which the principal of such security or Indebtedness, as applicable, is due and payable, including pursuant to any mandatory redemption or repayment provision (but excluding any provision providing for the repurchase of such security or repayment of such Indebtedness, as applicable, at the option of the holder thereof).

“Subordinated Indebtedness” means Indebtedness that is subordinated in right of payment to the Notes or a Subsidiary Guarantee in all respects, matures at a date later than the Maturity Date of the Notes and has an Average Life longer than that applicable to the Notes.

“Subsidiary” of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the Board of Directors or similar governing body of such corporation or other entity (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person.

“Subsidiary Guarantees” means the guarantees of the Subsidiary Guarantors with respect to the Company’s obligations under the Notes and this Indenture.

“Subsidiary Guarantors” means each existing and future Significant Restricted Subsidiary of the Company and any other Subsidiary that executes a Subsidiary Guarantee.

“Transfer Restricted Notes” means the Initial Notes and any Additional Notes that are Legended Notes.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.K. Holdco” means a company formed under the laws of the United Kingdom (1) which is designated as an Unrestricted Subsidiary in accordance with Section 10.18, (2) which is engaged in a Permitted Line of Business in the United Kingdom or owns Capital Stock of one or more entities engaged in a Permitted Line of Business in the United Kingdom and (3) the Capital Stock of which, to the extent held by the Company or any of its Subsidiaries, is owned directly by the Company or any of its Restricted Subsidiaries.

“United States Government Obligations” means securities that are:

(a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or

(b) obligations of a Person, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

“Unrestricted Subsidiary” means any Subsidiary of the Company that:

(a) the Company has designated, pursuant to Section 10.18, as an Unrestricted Subsidiary and that has not been redesignated as a Restricted Subsidiary pursuant to Section 10.18, and

(b) any Subsidiary of any such Unrestricted Subsidiary.

“Vessel” means any riverboat or barge, whether now owned or hereafter acquired by the Company or any Restricted Subsidiary, useful for gaming, administrative, entertainment or any other purpose whatsoever.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only as long as no senior class of securities has such voting power by reason of any contingency.

“wholly owned” with respect to a Subsidiary of any person means (a) with respect to a Subsidiary that is a partnership, limited liability company or similar entity, a Subsidiary whose capital or other equity interest is 99% or greater beneficially owned by such person, and (b) with respect to a Subsidiary that is other than a partnership, limited liability company or similar entity, a Subsidiary whose capital stock or other equity interest is 100% beneficially owned by such person.

SECTION 1.02. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 10.08(a)) shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or with the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as therein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same may also be proved in any other manner which the Trustee deems sufficient.

(c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d) If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution which shall be a date not earlier than the date thirty (30) days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 1.05. Notices, etc. to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at Goodwin Square, 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, or at such other address as the Trustee shall notify the Holders and the Company, or

(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 1.06. Notice to Holders; Waiver.

Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

SECTION 1.07. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.08. Successors and Assigns.

All covenants and agreements in this Indenture by the Company and the Subsidiary Guarantors shall bind their successors and assigns, whether so expressed or not.

SECTION 1.09. Separability Clause.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.10. Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Notes Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.11. Governing Law.

This Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 1.12. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest (including any Additional Interest) or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repurchase Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Redemption Date, Repurchase Date, Stated Maturity or Maturity, as the case may be.

SECTION 1.13. Counterparts.

This Indenture may be signed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

SECTION 1.14. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Noteholder or Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and Subsidiary Guarantors or any other obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.15. Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular; and

(e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE TWO

NOTE FORMS

SECTION 2.01. Forms Generally.

The Transfer Restricted Notes, including the Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by this Indenture and as may be required to comply with law or the rules of the Commission or any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Each Note shall include provisions relating to the Subsidiary Guarantees in substantially the form set forth in Exhibit C. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Transfer Restricted Notes will be initially issued in global form, substantially in the form of Exhibit A (including footnotes 1 and 2 thereto) and the Exchange Notes, if any, in exchange for Transfer Restricted Notes will be initially issued in global form, substantially in the form of Exhibit B (including footnotes 1 and 2 thereto) (each of Exhibit A and Exhibit B, including such footnotes, hereinafter referred to as a “Global Note”). Each Global Note will represent such of the Outstanding Notes as shall be specified therein and will provide that it represents the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect transfers, exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Global Note Holder, at the direction of the Trustee, in accordance with instructions given by the Holder thereof.

Holders of Transfer Restricted Notes who elect to take physical delivery of their certificates (collectively, the “Non-Global Purchasers”) will be issued certificates in the registered form of certificated Notes, substantially in the form of Exhibit A (excluding footnotes 1 and 2 thereto), and Exchange Notes that are issued to Non-Global Purchasers in exchange for Transfer Restricted Notes will initially be issued in the form of certificated Notes, substantially in the form of Exhibit B (excluding footnotes 1 and 2 thereto) (collectively, the “Certificated Notes”).

Payment of the principal of, premium and interest (including any Additional Interest) on any Certificated Note shall be made to the Holder thereof by wire transfer of immediately available funds to the accounts located in the United States specified by the Holders thereof, or if no such account is specified, by mailing a check to each Holder’s registered address.

Payment of the principal of, premium and interest (including any Additional Interest) on the Global Note will be made by wire transfer of immediately available funds to the accounts located in the United States specified by the Global Note Holder.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02. Temporary Notes.

Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

ARTICLE THREE

THE NOTES

SECTION 3.01. Title and Terms.

The Notes shall be known and designated as the “7% Senior Subordinated Notes due 2014” of the Company. Their Stated Maturity shall be March 1, 2014, and they shall accrue interest at the rate of 7% per annum from the date of issuance thereof, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable September 1, 2004 and semiannually on March 1 and September 1 in each year, beginning on September 1, 2004 in the case of Notes issued on the Issue Date and at said Stated Maturity, until the principal thereof is paid or duly provided for.

The principal of (and premium, if any, on) and interest (including any Additional Interest) on the Notes shall be payable at the office or agency of the Company maintained for such purpose in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or as otherwise provided in Section 2.01. As used herein with respect to the payment of interest, from a specified date shall not include such specified date and to a specified date shall include such specified date.

The Notes shall be redeemable as provided in Article Eleven.

SECTION 3.02. Denominations.

The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 3.03. Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Company by its Chairman, its President or a Vice President. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes (including Additional Notes) executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

If the Company or any Subsidiary Guarantor, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person and all other obligors thereon with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

SECTION 3.04. Note Registrar; Paying Agent; Depositary; Global Note Holder.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes and an office or agency where the Notes may presented for payment. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes and the Trustee is hereby initially appointed as note registrar (the “Registrar” or “Note Registrar”).

SECTION 3.05. Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Noteholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Note Registrar, the Company shall furnish to the Trustee on or at least five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of all Noteholders, including the aggregate principal amount of Notes held by each thereof, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 3.06. Transfer and Exchange.

(a) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Note Registrar with a request to register the transfer of the Certificated Notes or to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Note Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Certificated Notes presented or surrendered for registration of transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar, duly executed by the Holder thereof or by such Holder’s attorney, duly authorized in writing; and

(ii) in the case of Legended Notes that are Certificated Notes, shall be accompanied by the following additional information and documents, as applicable:

(1) if such Legended Note is being delivered to the Registrar by a Noteholder for registration in the name of such Noteholder, without transfer, a certification from such Noteholder to that effect; or

(2) if such Legended Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or a transaction meeting the requirements of Rule 904 under the Securities Act (“Regulation S”) or pursuant to an effective registration statement under the Securities Act, a certification to that effect; or

(3) if such Legended Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act or in a transaction exempt from the registration requirements of the Securities Act, a certification to that effect and an Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act.

(b) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) if such Certificated Note is a Legended Note, certification that such Certificated Note is being transferred (w) to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, (x) in a transaction meeting the requirements of Regulation S, (y) pursuant to an effective registration statement under the Securities Act or (z) in reliance on another exemption from the registration requirements of the Securities Act or in a transaction exempt from the registration requirements of the Securities Act, in either case based on an Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act; and

(ii) whether or not such Certificated Note is a Legended Note, written instructions directing the Trustee to make, or to direct the Global Note Holder to make, an endorsement on the Global Notes to reflect an increase in the aggregate principal amount of the Notes represented by the Global Notes;

then the Trustee shall cancel such Certificated Note in accordance with Section 3.10 hereof and cause, or direct the Global Note Holder to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Global Note Holder, the aggregate principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Notes are then Outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 3.03 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

(d) Transfer and Exchange of a Beneficial Interest in a Global Note for a Certificated Note. Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Certificated Note. Upon receipt by the Trustee of written instructions including registration instructions from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a beneficial interest in a Legended Note only, the following additional information and documents:

(i) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect;

(ii) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or in a transaction meeting the requirements of Regulation S or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferee or transferor; or

(iii) if such beneficial interest is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than set forth in clauses (i) and (ii) of this Section 3.06(d), a certification to that effect from the transferee or transferor and an Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act;

then the Trustee, or the Global Note Holder at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Global Note Holder, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company will execute and the Trustee will authenticate and deliver a Certificated Note to the transferee. Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 3.06 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered.

(e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 3.06(f)), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f) Authentication of Certificated Notes in Absence of Depositary or at the Company’s Election. If at any time (i) the Depositary for a Global Note notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Note and a successor Depositary for the Global Note is not appointed by the Company within ninety (90) days after delivery of such notice, or (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture, then, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate requesting the authentication and delivery of Certificated Notes, shall authenticate and deliver Certificated Notes, in an aggregate principal amount equal to the principal amount of the Global Note, in exchange for such Global Note.

(g) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Certificated Notes, redeemed, converted, repurchased, or canceled or, with respect to a Global Note that is a Transfer Restricted Note, exchanged for beneficial interests in Exchange Notes, such Global Note shall be returned to or retained by and canceled by the Trustee in accordance with the provisions of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, converted, repurchased, canceled or, with respect to a Global Note that is a Transfer Restricted Note, exchanged for beneficial interests in Exchange Notes, the aggregate principal amount of Notes represented by such Global Note shall be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Global Note Holder at the direction of the Trustee, to reflect such reduction.

(h) Legends.

(i) Except as otherwise provided by the following paragraphs (ii) and (iii), each certificate evidencing the Global Notes and the Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF

THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “ UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

(ii) Upon any sale or transfer of a Legended Note, (including any Legended Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, pursuant to an effective registration statement under the Securities Act or in connection with which the Trustee receives an Opinion of Counsel to the effect that such Note will no longer be subject to resale restrictions under federal and state securities laws:

(1) in the case of any Legended Note that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Legended Note for a Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Legended Note; and

(2) in the case of any Legended Note represented by a Global Note, such Legended Note shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 3.06(c) hereof; provided, however, that with respect to any request for an exchange of a Legended Note that is represented by a Global Note for a Certificated Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144.

(iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 3.03 hereof, the Trustee shall authenticate Exchange Notes in exchange for Transfer Restricted Notes accepted for exchange pursuant to the Registration Rights Agreement, which Exchange Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Transfer Restricted Notes is (A) a broker-dealer who purchased such Transfer Restricted Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution (within the meaning of the Securities Act) of the Transfer Restricted Notes or (C) a Person who is an affiliate (as defined in Rule 144 under the Securities Act) of the Company or any Subsidiary Guarantor.

(i) Obligations with Respect to Transfers and Exchanges of Certificated Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.02, 9.06, 11.08, 11.09, 11.10 or 11.11 not involving any transfer.

(iii) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

(iv) The Company shall not be required (A) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption or Repurchase Offer and ending at the close of business on the day of such mailing, (B) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or exchange any Note in respect of which a Repurchase Notice has been given to any Paying Agent until the earlier of the withdrawal of such Repurchase Notice or the Repurchase Date.

(v) Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Company shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium and interest (including any Additional Interest) on such Note, and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

(vi) The Trustee shall authenticate Certificated Notes and the Global Notes in accordance with the provisions of Section 3.03 hereof.

SECTION 3.07. Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 3.08. Payment of Interest; Interest Rights Preserved.

Interest (including Additional Interest) on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 10.02; provided, however, that each installment of interest (including Additional Interest) may at the Company’s option be paid by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.01, to the address of such Person as it appears in the Note Register, in the manner provided in Section 2.01.

Any interest (including Additional Interest) on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee in immediately available funds an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit in immediately available funds prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such

Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.06, not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 3.09. Persons Deemed Owners.

Prior to the due presentment of a Note for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Section 3.08) interest (including any Additional Interest) on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Subsidiary Guarantors, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.10. Cancellation.

All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly canceled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and, upon request, certification of their disposal delivered to the Company.

SECTION 3.11. Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.12. CUSIP Number.

The Company in issuing the Notes may use one or more CUSIP numbers to identify the Notes, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of such CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 4.01. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for) and the Trustee, upon Company Request, and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

(a) either:

(i) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(ii) all such Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable, or (2) will become due and payable at their Stated Maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or the Subsidiary Guarantors, in the case of clauses (1), (2) or (3), have irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust (and subject to a first priority Lien in favor of the Trustee and the Holders) for such purpose, United States Dollars in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (including any Additional Interest) to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company, including, without limitation, all sums due to the Trustee; and

(c) the Company has delivered to the Trustee (i) irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at the Stated Maturity or Redemption Date, as the case may be, and (ii) an Officers’ Certificate and an

Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.06 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

SECTION 4.02. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including any Additional Interest) for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

REMEDIES

SECTION 5.01. Events of Default.

“Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any interest (including any Additional Interest) on the Notes when it becomes due and payable, and continuance of such default for a period of thirty (30) days (whether or not such payment shall be prohibited by the subordination provisions of this Indenture); or

(b) default in the payment of the principal of or premium, if any, on the Notes when due at Maturity, upon acceleration, optional redemption, required repurchase or otherwise (whether or not such payment shall be prohibited by the subordination provisions of this Indenture); or

(c) default by the Company or any Subsidiary Guarantor in the performance, or breach, of any term, covenant or agreement in this Indenture (other than default specified in paragraphs (a), (b) or (d) of this Section), and the continuance of such default or breach for a period of thirty (30) days after written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes; or

(d) the default by the Company or any Subsidiary Guarantor in the performance, or breach, of Section 8.01; the failure of the Company to make or consummate an Excess Sale/Loss Proceeds Offer in accordance with Section 11.10; or the failure of the Company to make or consummate a Change of Control Offer in accordance with Section 11.09; or

(e) the failure by the Company or any Restricted Subsidiary, after any applicable grace period, to make any payment when due of principal of, premium in respect of or interest on any other Indebtedness, other than Non-Recourse Indebtedness, in an aggregate principal amount of $10.0 million or more or the acceleration of the maturity of other Indebtedness, other than Non-Recourse Indebtedness, in an aggregate principal amount of $10.0 million or more for any other reason; or

(f) one or more final judgments, orders or decrees for the payment of money not covered by insurance in excess of $10.0 million, either individually or in an aggregate amount, shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and not discharged or waived, and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

(g) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Restricted Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Restricted Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(h) the institution by the Company or any Significant Restricted Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Restricted Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

(i) the revocation, termination, suspension or cessation to be effective of any gaming license or other right to conduct lawful gaming operations at any Casino in any jurisdiction of the Company or any Subsidiary which shall continue for more than ninety (90) consecutive days (other than the voluntary relinquishment of any such gaming license or right if, in the reasonable opinion of the Company (as evidenced by an Officers’ Certificate) such relinquishment (1) is in the best interest of the Company and its Subsidiaries, taken as a whole, (2) does not adversely affect the Holders of the Notes in any material respect and (3) is not reasonably expected to have, nor are the reasons therefor reasonably expected to have, any material adverse effect on the effectiveness of any gaming license or similar right, or any right to renewal thereof, or on the prospective receipt of any such license or right, in each case, in Mississippi, Louisiana or such other jurisdiction in which any Material Operations of the Company or its Subsidiaries are located); or

(j) any of (1) a default or material breach by any Restricted Subsidiary of its obligations under any Subsidiary Guarantee which continues for a period of thirty (30) days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Notes, (2) the repudiation by any Restricted Subsidiary of its obligations under the Subsidiary Guarantees or (3) a judgment or decree by a court or Governmental Authority of competent jurisdiction declaring the unenforceability of the payment obligations under the Subsidiary Guarantees.

SECTION 5.02. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 5.01(g) or (h) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may, by written notice, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes is obligated to, declare the principal amount of and accrued interest (including any Additional Interest) on all the Notes to be due and payable immediately; provided that so long as the Bank Credit Facility is in effect, such acceleration shall not be effective until the earlier of (a) five (5) Business Days following the delivery of notice of acceleration to the agent under the Bank Credit Facility and (b) the acceleration of any Indebtedness under the Bank Credit Facility. If an Event of Default specified in Section 5.01(g) or (h) occurs and is continuing, then the principal amount of and accrued interest (including any Additional Interest) on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Trustee, may rescind and annul such declaration and its consequences if all existing Events of Default, other than the non-payment of amounts of principal of and accrued interest on Notes that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13 and if such recession of acceleration would not conflict with any judgment or decree.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Notwithstanding the second preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in clause (e) of Section 5.01 shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within thirty (30) days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(a) default is made in the payment of any installment of interest (including any Additional Interest) on any Note when such interest becomes due and payable and such default continues for a period of thirty (30) days, or

(b) default is made in the payment of the principal of, or premium, if any, on, any Note at its Maturity,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest (including any Additional Interest) and interest on any overdue principal and premium, if any, and, to the extent that payment of such interest (including any Additional Interest) shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest (including any Additional Interest)) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (including any Additional Interest) owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.05. Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 5.06. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest (including any Additional Interest) upon presentation of the Notes and the notation. thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 6.06;

Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest (including any Additional Interest) on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest (including any Additional Interest) respectively; and

Third: The balance, if any, to the Person or Persons entitled thereto.

SECTION 5.07. Limitation on Suits.

No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for fifteen (15) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority or more in aggregate principal amount of the Outstanding Notes; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 5.08. Unconditional Right of Holders to Receive Principal, Premium, Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Twelve) and in such Note, of the principal of (and premium, if any, on) and (subject to Section 3.09) interest (including any Additional Interest) on such Note on the relevant Interest Payment Date and respective Stated Maturity expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.09. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11. Delay or Omission not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12. Control by Holders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction and (c) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

SECTION 5.13. Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default (a) in respect of the payment of the principal of (or premium, if any, on) or interest (including any Additional Interest) on any Note or (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 5.14. Waiver of Stay or Extension Laws.

Each of the Company and the Subsidiary Guarantors covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 6.01. Notice of Defaults.

Within forty-five (45) days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest (including any Additional Interest) on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in Section 5.01(c) no such notice to Holders shall be given until at least 30 days after the occurrence thereof. The provisions of the proviso to Section 315(b) of the Trust Indenture Act are hereby excluded from this Indenture.

SECTION 6.02. Certain Rights of Trustee.

Subject to the provisions of TIA Sections 315(a) through 315(d):

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

(i) the Trustee, at the expense of the Company, shall reasonably cooperate with any Gaming Authority of any jurisdiction in which the Company or any of its Subsidiaries conducts or proposes to conduct gaming and shall produce any document or information in its possession as any of them may request.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 6.03. Trustee Not Responsible for Recitals or Issuance of Notes.

The recitals contained in this Indenture and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification of Form T-1 to be supplied to the Company prior to registration of the Notes under the Securities Act will be true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

SECTION 6.04. May Hold Notes.

The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

SECTION 6.05. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 6.06. Compensation and Reimbursement.

The Company agrees:

(a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder as shall be agreed by the Company and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest (including any Additional Interest) on particular Notes.

SECTION 6.07. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $500.0 million. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

SECTION 6.08. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.09.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.09 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with the provisions of TIA Section 310(b), or

(ii) the Trustee shall cease to be eligible under Section 6.07 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

then, in any such case, (x) the Company, by a Board Resolution, may remove the Trustee, or (y) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 6.09. Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six. Both the retiring Trustee and the successor Trustee shall be entitled to receive an Opinion of Counsel stating that all conditions precedent have been complied with and that the appointment of such successor Trustee is enforceable against the Company, subject to bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws relating to creditors’ rights generally, and general principles of equity (regardless whether considered in a proceeding at law or in equity), including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or other equitable relief.

SECTION 6.10. Merger or Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 6.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 6.12. Paying Agent, Registrar.

(a) Each Paying Agent or Registrar (other than the Company) shall be a corporation organized and doing business under the laws of the United States of America or of any State and having a combined capital and surplus of at least $500.0 million.

(b) Each Agent may resign at any time by giving written notice thereof to the Company. The Company, by a Board Resolution and upon giving written notice thereof to the Agent, may remove each Agent at any time.

(c) If any Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of any Agent for any case, the Company, by a Board Resolution, shall promptly appoint a successor Agent.

(d) The Company shall give notice of each resignation and each removal of any Agent and each appointment of a successor Agent by mailing written notice of such event by first-class mail, postage prepaid, to the Trustee. Each notice shall include the name and address of the successor Agent.

(e) The Trustee is hereby appointed Paying Agent and Registrar, unless and until a successor Agent is appointed pursuant to the provisions of this Indenture.

(f) The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent.

SECTION 6.13. Customer Information Program Notice.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Trustee will ask for documentation to verify its formation and existence as a legal entity. The Trustee may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.01. Company to Furnish Trustee Names and Addresses of Holders.

(a) The Company will furnish or cause to be furnished to the Trustee

(i) semiannually, not more than five (5) Business Days after each Regular Record Date pertaining to the Notes, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Regular Record Date, and

(ii) at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Registrar, no such list need be furnished.

(b) If and whenever the Company or any Affiliate of the Company acquires any Notes, the Company shall within ten (10) Business Days after such acquisition by the Company and within ten (10) Business Days after the date on which it obtains knowledge of any such acquisition by an Affiliate, provide the Trustee with written notice of such acquisition, the aggregate principal amount acquired (to the extent known by the Company), the Holder from whom such Note was acquired and the date of such acquisition.

SECTION 7.02. Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) If three or more Holders (referred to as “applicants” in this paragraph) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six (6) months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five (5) Business Days after the receipt of such application, at its election, either: (x) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of paragraph (a) of this Section; or (y) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of paragraph (a) of this Section, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

(c) If the Trustee shall elect not to afford to such applicants access to such information the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of paragraph (a) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five (5) Business Days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Notes or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objection specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of any order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all of the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

SECTION 7.03. Disclosure of Names and Addresses of Holders.

Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

SECTION 7.04. Reports by Trustee.

If required by TIA Section 313(a), within sixty (60) days after May 15 of each year, commencing May 15, 2004, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15. The Trustee shall also comply with TIA Section 313(b).

SECTION 7.05. Reports by Company.

The Company shall:

(a) file with the Trustee copies of all Exchange Act reports as required under Section 10.09;

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within thirty (30) days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.01. Company and Restricted Subsidiaries May Consolidate, Merge, Convey, Transfer or Lease Only on Certain Terms.

Neither the Company nor any Restricted Subsidiary shall consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets to any Person or group of affiliated Persons in a single transaction or through a series of transactions, except that:

(a) the Company may consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets to any Person or group of affiliated Persons in a single transaction or through a series of transactions if:

(i) the Company shall be the continuing Person or the resulting, surviving or transferee Person (the “surviving entity”) shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(ii) the surviving entity shall expressly assume, by a supplemental indenture (or similar instrument) executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement;

(iii) immediately before and immediately after giving pro forma effect to such transaction, or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(iv) the Company or the surviving entity (if the transaction or series of transactions involves the Company) shall immediately before and after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction or series of transactions) have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

(v) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the surviving entity (if the transaction or series of transactions involves the Company) could incur at least $1.00 of additional Indebtedness pursuant to Section 10.10 (other than under clauses (b)(i) through (b)(viii) thereof);

(vi) the Company or the surviving entity shall have delivered to the Trustee an Officers’ Certificate stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture complies with this covenant and that all conditions precedent in this Indenture relating to the transaction or series of transactions have been satisfied;

(vii) such transaction will not result in the loss of any gaming or other license necessary for the continued operation of the Company or any Restricted Subsidiary as conducted immediately prior to such consolidation, merger, conveyance, transfer or lease; and

(viii) if any property of the Company or any Restricted Subsidiary would thereupon become subject to any Lien, the provisions of Section 10.11 are complied with; and

(b) a Restricted Subsidiary may consolidate with or merge into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets to the Company or to any Restricted Subsidiary if:

(i) the surviving entity shall be the Company or a Restricted Subsidiary;

(ii) the surviving entity shall expressly assume, by a supplemental indenture (or similar instrument) executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Restricted Subsidiary under the Notes, the Subsidiary Guarantees (if applicable), this Indenture and the Registration Rights Agreement; and

(iii) such transaction will not result in the loss of any gaming or other license necessary for the continued operation of the Company or any Restricted Subsidiary as conducted immediately prior to such sale, assignment, conveyance, transfer or lease;

provided, that in each such case (a) or (b) the Company has delivered to the Trustee an Opinion of Counsel that all conditions precedent in this Indenture relating to any such consolidation, merger, sale, assignment, transfer, conveyance or lease have been complied with.

SECTION 8.02. Successor Substituted.

(a) Upon any consolidation of the Company with or merger of the Company with or into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes and the Subsidiary Guarantees (if applicable) with the same effect as if such successor Person had been named as the Company herein and therein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the “Company” in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 8.01), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture, the Notes and the Subsidiary Guarantees (if applicable) and may be dissolved and liquidated.

(b) Upon any consolidation of a Restricted Subsidiary that is a Subsidiary Guarantor with or merger of a Restricted Subsidiary that is a Subsidiary Guarantor with or into any other corporation or any conveyance, transfer or lease of the properties and assets of a Restricted Subsidiary that is a Subsidiary Guarantor substantially as an entirety to any Person in accordance with Section 8.01, the successor Person formed by such consolidation or into which such Restricted Subsidiary is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Restricted Subsidiary under this Indenture, the Notes and the Subsidiary Guarantees with the same effect as if such successor Person had been named as such Restricted Subsidiary therein, and in the event of any such conveyance or transfer, such Restricted Subsidiary, except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture, the Notes and the Subsidiary Guarantees and may be dissolved and liquidated.

ARTICLE NINE

SUPPLEMENTAL INDENTURES AND AMENDMENTS

SECTION 9.01. Supplemental Indentures Without the Consent of Holders.

Without the consent of any Holders, the Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto (which term shall include any Addendum to Subsidiary Guarantees), in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company or a Subsidiary Guarantor and the assumption by any such successor of the covenants of the Company or Subsidiary Guarantor contained herein, in the Notes and in the Subsidiary Guarantees; or

(b) to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or a Subsidiary Guarantor; or

(c) to add any additional Events of Default; or

(d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 6.09; or

(e) to cure any ambiguity, to correct or supplement any provision herein or in the Subsidiary Guarantees which may be inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under this Indenture or the Subsidiary Guarantees; provided that such action shall not adversely affect the interests of the Holders in any material respect; or

(f) to add or release a Subsidiary Guarantor to or from the Subsidiary Guarantees as permitted by this Indenture; or

(g) to comply with any requirement of the Commission or state securities regulators in connection with the qualification of this Indenture under the TIA or any registration or qualification of the Notes (including the Subsidiary Guarantees) under the Securities Act or state securities laws; or

(h) to make any other change that does not adversely affect the rights of any Holder.

SECTION 9.02. Supplemental Indentures with the Consent of Holders.

(a) With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders hereunder; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(i) reduce the principal amount outstanding of, change the Stated Maturity of, or alter the redemption provisions of the Notes, or

(ii) change the currency in which any Notes or any premium or the accrued interest thereon is payable, or

(iii) reduce the percentage in principal amount Outstanding of Notes whose Holders must consent to an amendment, supplement or waiver or consent to take any action under this Indenture or the Notes, or

(iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes, or

(v) modify the ability to waive defaults or specified covenants, except to increase the percentage of Notes required to effect a waiver, or

(vi) reduce the rate of or change the time for, payment of interest on the Notes, or

(vii) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Subsidiary Guarantee in any manner that materially and adversely affects the Holders, or

(viii) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Sale/Loss Proceeds Offer with respect to any Asset Sale or Event of Loss or modify any of the provisions or definitions with respect thereto.

(b) In addition to the foregoing, no modification or amendment may, without the consent of at least 66 2/3 % of the aggregate principal amount of the Outstanding Notes, modify the terms of or release any of the Subsidiary Guarantees except as otherwise provided in Article Twelve or Section 10.18.

(c) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.03. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that this Indenture, as amended by any such supplemental indenture, constitutes the legal, valid and binding obligation of each of the Company and the Subsidiary Guarantors enforceable against each of them in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04. Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 9.06. Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes. Without limitation of Section 9.04, (x) in the case of any Addendum to Subsidiary Guarantees, whether or not any or all new Notes are so executed, authenticated and exchanged for previously Outstanding Notes, the Subsidiary Guarantor added by such Addendum shall be obligated with respect to its Subsidiary Guarantees as if all Outstanding Notes had been exchanged for Notes executed by such new Subsidiary Guarantor, or (y) in the case of the release of a Subsidiary Guarantor pursuant to the terms hereof, whether or not any or all new Notes are so executed, authenticated and exchanged for previously Outstanding Notes, such Subsidiary Guarantor shall be released from its Subsidiary Guarantee as if all Outstanding Notes had been exchanged for Notes not executed by such Subsidiary Guarantor.

SECTION 9.07. Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.06, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN

CERTAIN COVENANTS

SECTION 10.01. Payment of Principal, Premium, if Any, Interest.

The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) and any interest (including any Additional Interest) on the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 10.02. Maintenance of Office or Agency.

The Company will maintain in the City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. U.S. Bank Trust National Association, 100 Wall Street, 16th Floor, New York, NY 10005, shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside of the City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 10.03. Agency for Note Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any, on) or interest (including any Additional Interest) on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest (including any Additional Interest) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (and premium, if any, on) or interest (including any Additional Interest) on, any Notes, deposit with a Paying Agent in immediately available funds a sum sufficient to pay the principal (and premium, if any) or interest (including any Additional Interest) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest (including any Additional Interest) and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest (including any Additional Interest) on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest (including any Additional Interest); and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest (including any Additional Interest) on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest (including any Additional Interest) has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than (thirty) 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.04. Corporate Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall in good faith determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 10.05. Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 10.06. Maintenance of Properties.

The Company will cause all properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 10.07. Maintenance of Insurance.

The Company will, and will cause its Restricted Subsidiaries to, maintain customary insurance for general liabilities, casualty and property damage, and other risks, including business interruption coverage where available on commercially reasonable terms, on terms and in amounts as are customarily carried by similar business conducting gaming in the jurisdictions of the gaming operations of the Company and its Restricted Subsidiaries and reasonably sufficient to avoid a material adverse change in the financial condition or results of operation of the Company and its Restricted Subsidiaries taken as a whole. All insurance shall name the Trustee as additional insured or loss payee, as applicable.

SECTION 10.08. Statement by Officers as to Default.

(a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the compliance by the Company and the Subsidiary Guarantors with all conditions and covenants under this Indenture and the Notes. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers’ Certificate specifying such event, notice or other action within five (5) Business Days of its occurrence.

SECTION 10.09. Reports to Holders of Notes.

Whether or not the Company is subject to the reporting requirements under the Exchange Act, the Company shall deliver to the Trustee and each Holder of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its Consolidated Subsidiaries (provided that such reports shall show in reasonable detail, either on the face of the financial statements or in the footnotes thereto, the financial condition and results of operations of the Company and its Significant Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries and other Subsidiaries of the Company that are not Subsidiary Guarantors with such reasonable detail as required by the Commission or as would be required by the Commission if the Company were subject to the periodic reporting requirements of the Exchange Act) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that for so long as any Notes remain Outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 10.10. Limitation on Indebtedness.

(a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, suffer to exist, guarantee or in any manner become liable for the payment of (“incur”), any Indebtedness (including any Acquired Indebtedness) or any Disqualified Stock unless:

(i) such Indebtedness or Disqualified Stock is incurred by the Company or a Subsidiary Guarantor,

(ii) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving pro forma effect to, such incurrence of Indebtedness or Disqualified Stock, and

(iii) on the date of such incurrence (the “Incurrence Date”), the Consolidated Coverage Ratio of the Company, after giving pro forma effect to such incurrence of such Indebtedness, would be at least 2.0 to 1.0.

(b) Notwithstanding the foregoing provisions of this Section 10.10, the Company and its Restricted Subsidiaries may incur:

(i) Indebtedness and Disqualified Stock issued to and held by the Company or a wholly owned Restricted Subsidiary of the Company, provided that (a) any subsequent issuance or transfer of any Capital Stock that results in any such wholly owned Restricted Subsidiary ceasing to be a wholly owned Restricted Subsidiary or (b) any transfer of such Indebtedness to a Person other than the Company or a wholly owned Restricted Subsidiary of the Company, will be deemed to be the incurrence of such Indebtedness or issuance of Disqualified Stock by the issuer thereof;

(ii) Indebtedness under the Notes issued on the Issue Date and the related Subsidiary Guarantees;

(iii) Indebtedness outstanding on the Issue Date (excluding Indebtedness outstanding under Credit Facilities);

(iv) FF&E Financing and Capitalized Lease Obligations to acquire or refinance furniture, fixtures and equipment incident to and useful in the operation of Casinos, Casino Hotels or any Casino Related Facility, provided that the sum of the aggregate principal amount of FF&E Financing and Capitalized Lease Obligations does not exceed, in the aggregate at any time outstanding, the sum of:

(1) the principal amount of FF&E Financing and Capitalized Lease Obligations outstanding on April 23, 1999, plus

(2) $15.0 million, plus

(3) $10.0 million times the number of Casinos acquired or developed by the Company and its Restricted Subsidiaries after April 23, 1999, plus

(4) $7.5 million times the number of Casino Hotels acquired or developed by the Company or its Restricted Subsidiaries after April 23, 1999;

(v) Indebtedness in respect of performance bonds, letters of credit, bankers’ acceptances and surety and appeal bonds in the ordinary course of business, other than such Indebtedness outstanding on the Issue Date (or refinancings thereof permitted under Section 10.10(b)(vi), in an amount not to exceed $15.0 million in the aggregate at any time outstanding; Interest Rate and Currency Protection Obligations entered into in connection with the incurrence of Indebtedness otherwise permitted under this Indenture; and Indebtedness arising under agreements providing for indemnification, adjustment of purchase price and similar obligations in connection with the disposition of property or assets;

(vi) Indebtedness issued in exchange for or to repay, prepay, repurchase, redeem, defease, retire or refinance (“refinance”) any Indebtedness (x) incurred pursuant to the provisions of Section 10.10(b)(vi)(a) or (y) permitted by Section 10.10(b)(ii),(iii) or (vi); provided that:

(1) if the principal amount of the Indebtedness so issued shall exceed the sum of the principal amount of the Indebtedness so exchanged or refinanced plus any prepayment premium and costs reasonably incurred to effect the exchange or refinancing, then such excess shall be permitted only to the extent that it is otherwise permitted to be incurred under this covenant, and

(2) the Indebtedness so issued:

(A) has a Stated Maturity not earlier than the Stated Maturity of the Indebtedness so exchanged or refinanced,

(B) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness so exchanged or refinanced, and

(C) is subordinated to the Notes to at least the same extent as the Indebtedness so exchanged or refinanced if such Indebtedness that is being exchanged or refinanced is subordinated to the Notes;

(vii) Indebtedness incurred by the Company and its Restricted Subsidiaries under one or more Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (1) $500.0 million and (2) 1.5 times the Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the period consisting of the four full fiscal quarters for which financial statements are available that immediately precede the date on which the Indebtedness is incurred (less any Indebtedness incurred pursuant to this clause (vii) that is permanently prepaid, repaid, redeemed, purchased or retired with Net Cash Proceeds from any Asset Sale or Event of Loss pursuant to Section 10.14); and

(viii) Indebtedness, other than Indebtedness permitted by clauses (i) through (vii) of this Section, which does not exceed $25.0 million (less any Indebtedness incurred pursuant to this clause (viii) that is permanently prepaid, repaid, redeemed, purchased or retired with Net Cash Proceeds from any Asset Sale or Event of Loss pursuant to Section 10.14) in the aggregate at any time outstanding.

SECTION 10.11. Limitation on Liens.

The Company shall not, and shall not cause or permit any Restricted Subsidiary, directly or indirectly, to, create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets (including, without limitation, any income or profits) owned as of April 23, 1999 or acquired by it after April 23, 1999 or any proceeds therefrom, unless, in the case of a Lien securing obligations of the Company or a Subsidiary Guarantor, the Notes or such Subsidiary Guarantee, as the case may be, are equally and ratably secured (except that Liens securing Subordinated Indebtedness of the Company or a Subsidiary Guarantor shall be expressly subordinate to the Liens securing the Notes or such Subsidiary Guarantees, as the case may be, to the same extent such Subordinated Indebtedness is subordinate to the Notes or such Subsidiary Guarantees, as the case may be), other than:

(a) Liens existing on April 23, 1999;

(b) Liens securing Senior Indebtedness of the Company and the Subsidiary Guarantors permitted to be incurred under this Indenture;

(c) Liens securing FF&E Financing or Capitalized Lease Obligations permitted pursuant to Section 10.10(b)(vi); provided that

(i) the amount of such Indebtedness incurred in any individual case secured by such a Lien, at the time such Indebtedness is incurred, does not exceed the lesser of (x) the cost and (y) the Fair Market Value of the property or assets purchased or acquired with the proceeds of such FF&E Financing or Capitalized Lease Obligation,

(ii) the Indebtedness secured by such Lien shall have otherwise been permitted to be incurred under this Indenture,

(iii) such Lien shall attach to such property or assets upon their acquisition, and

(iv) such Lien (other than a Permitted Vessel Lien) shall not encumber or attach to any other assets or property of the Company or any of its other Restricted Subsidiaries;

(d) Liens securing Indebtedness incurred pursuant to Section 10.10(b)(viii);

(e) the replacement, extension or renewal of any Lien permitted by clauses (a) through (d) of this Section upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the principal amount (other than to pay any prepayment premium and costs reasonably incurred to effect the replacement, extension or renewal, or change in any direct or contingent obligor) of the Indebtedness secured thereby; and

(f) Permitted Liens.

SECTION 10.12. Limitation on Restricted Payments.

The Company shall not make, directly or indirectly, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment from and after the Issue Date, unless:

(a) no Default or Event of Default shall have occurred and be continuing at the time of and after giving pro forma effect to such Restricted Payment;

(b) immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of Indebtedness pursuant to Section 10.10 (other than under clauses (b)(i) through (b)(viii) thereof); and

(c) the aggregate amount of all Restricted Payments (other than Permitted Investments) declared or made after April 23, 1999 does not exceed the sum of the following amounts (without duplication):

(i) 50% of Consolidated Net Income (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) accrued during the period (treated as one accounting period) beginning on January 25, 1999 and ending on the last day of the Company’s last fiscal quarter ending before the date of such proposed Restricted Payment, plus

(ii) an amount equal to the aggregate Net Cash Proceeds received by the Company from the issuance or sale (other than to a Subsidiary) of its Capital Stock (excluding Disqualified Stock, but including Capital Stock issued upon conversion of convertible Indebtedness and from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock) of the Company) on or after April 23, 1999, plus

(iii) to the extent not otherwise included in the Company’s Consolidated Net Income, 100% of cash dividends, if applicable, or distributions or the amount of the cash principal and interest payments received since April 23, 1999 by the Company or any Restricted Subsidiary from any Unrestricted Subsidiary or in respect of any Investment (other than an Investment made pursuant to clause (z) below) constituting a Restricted Payment (other than dividends, if applicable, or distributions to pay obligations owed to a person other than the Company or any Restricted Subsidiary by or with respect to such Unrestricted Subsidiary, such as income taxes) until the entire amount of the Investment in such Unrestricted Subsidiary has been received or the entire amount of such Investment constituting a Restricted Payment has been returned, as the case may be, and 50% of such amounts thereafter;

provided that, if no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Restricted Payment, the foregoing provisions will not prohibit:

(v) the payment of any dividend within sixty (60) days after the date of its declaration if, at the date of declaration, such payment would be permitted by such provisions;

(w) the redemption or repurchase of any Capital Stock or Indebtedness of the Company, including the Notes, if required by any Gaming Authority or if determined, in the good faith judgment of the Board of Directors, to be necessary to prevent the loss or to secure the grant or reinstatement of any gaming license or other right to conduct lawful gaming operations;

(x) the repurchase of Capital Stock from directors, officers and employees (or their respective estates or beneficiaries) upon death, disability, retirement or termination of employment up to an amount not to exceed an aggregate of $2.0 million in any fiscal year of the Company;

(y) Permitted Investments; and

(z) the making of other Restricted Payments following the Issue Date not to exceed $85.0 million in the aggregate at any time outstanding; provided that immediately after giving effect to any such Restricted Payment, the Company could incur at least $1.00 of Indebtedness pursuant to Section 10.10 (other than clauses (b)(i) through (b)(viii) thereof).

The full amount of any Restricted Payment made pursuant to the foregoing clause (v), clause (w) or clause (z) or clause (b) of the definition of “Permitted Investments,” however, will be included in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to clause (c) of this Section.

SECTION 10.13. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or enter into any agreement with any Person that would cause any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or a Restricted Subsidiary,

(b) make any loans or advances to the Company or any Restricted Subsidiary, or

(c) transfer any of its properties or assets to the Company or any Restricted Subsidiary,

except, in each case, for:

(i) restrictions imposed by the Notes, this Indenture and the Subsidiary Guarantees,

(ii) customary non-assignment provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practices,

(iii) restrictions imposed by applicable gaming laws or any applicable Gaming Authority,

(iv) restrictions under any agreement relating to any property, assets or business acquired by the Company or its Restricted Subsidiaries, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, assets or business other than the property, assets and business of the Person acquired,

(v) any such contractual encumbrance in existence as of the Issue Date or imposed by or in connection with the incurrence of any FF&E Financing or Capitalized Lease Obligations permitted pursuant to Section 10.10(b)(iv), provided such encumbrance does not have the effect of restricting the payment of dividends to the Company or any Restricted Subsidiary or the payment of Indebtedness owed to the Company or any Restricted Subsidiary or reducing the amount of any such dividends or payments,

(vi) any restrictions with respect to Capital Stock or assets, respectively, of a Restricted Subsidiary of the Company imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary,

(vii) restrictions imposed by the Bank Credit Facility, and

(viii) replacements of restrictions imposed pursuant to clauses (i) through (vii) that are no more restrictive than those being replaced.

SECTION 10.14. Limitation on Asset Sales and Events of Loss.

The Company shall not, directly or indirectly, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale unless:

(a) at the time of such Asset Sale the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value of the assets sold or otherwise disposed of,

(b) the proceeds therefrom consist of at least 75% cash or Cash Equivalents, and

(c) no Default or Event of Default shall have occurred and be continuing at the time of or after giving pro forma effect to such Asset Sale.

The Company and any Restricted Subsidiary may, on or before the 180th day after the date on which the Company or such Restricted Subsidiary consummates an Asset Sale or suffers an Event of Loss, apply 100% of the Net Cash Proceeds therefrom to either (x) prepay, repay, redeem or purchase (and permanently reduce the commitments under) any Senior Indebtedness, (y) make a Permitted Related Investment (or enter into a binding agreement to make a Permitted Related Investment) or (z) purchase Existing Notes to the extent required by the terms of the Existing Notes. The amount of such Net Cash Proceeds not so applied either to prepay, repay, redeem or purchase any Senior Indebtedness, make a Permitted Related Investment or purchase Existing Notes will constitute “Excess Sale/Loss Proceeds” for purposes of the Repurchase Offer required by Section 11.10 (until used to pay for Notes being repurchased pursuant to such Repurchase Offer or released and retained by the Company pursuant to Section 11.10).

SECTION 10.15. Limitation on Disposition of Stock of Restricted Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, issue, transfer, convey, sell, lease or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary to any Person (other than to the Company or a wholly owned Subsidiary), unless (a) (i) such transfer, conveyance, sale, lease or other disposition is of all of the Capital Stock of such Restricted Subsidiary or (ii) after giving effect to such transfer, conveyance, sale, lease or other disposition, the Company or the applicable Restricted Subsidiary remains the owner of a majority of the Capital Stock of such Restricted Subsidiary and (b) the Net Cash Proceeds for such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 10.14 herein. The Company shall not permit any Restricted Subsidiary to issue any Preferred Stock or other Capital Stock having a preference as to dividends, upon liquidation or otherwise, over the Capital Stock of such Restricted Subsidiary owned, directly or indirectly, by the Company.

SECTION 10.16. Limitation on Transactions with Affiliates.

The Company shall not, and the Company shall not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction or series of transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange, lease or use of assets, property or services) or enter into any contract, agreement, understanding, loan, advance or guarantee with or for the benefit of any of their respective Affiliates, including, without limitation, any Unrestricted Subsidiary, other than the Company or another Restricted Subsidiary (each, an “Affiliate Transaction”), except:

(a) such transactions that are set forth in writing and are entered into in good faith and on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm’s-length basis from a Person not an Affiliate of the Company or such Restricted Subsidiary or, if in the reasonable opinion of a majority of the Independent directors of the Company, such standard is inapplicable to the subject Affiliate Transaction, then that such Affiliate Transaction is fair to the Company or the Restricted Subsidiary, as the case may be (or to the stockholders as a group in the case of a pro rata dividend or other distribution to stockholders permitted pursuant to Section 10.12), from a financial point of view,

(b) such transactions that are existing on the Issue Date,

(c) management agreements entered into, consistent with past practice, by the Company or any Restricted Subsidiary on the one hand and an Unrestricted Subsidiary or other entity on the other hand pursuant to which the Company or such Restricted Subsidiary controls the day-to-day gaming operations of such entity, and

(d) reasonable and customary compensation and indemnification of directors, officers and employees.

In addition, the Company and its Restricted Subsidiaries may not enter into any Affiliate Transaction (or series of related Affiliate Transactions that are part of a common plan) under clause (a) above involving aggregate payments or other Fair Market Value:

(a) in excess of $5.0 million unless, prior to the consummation thereof, the transaction is approved by the Board of Directors of the Company, including a majority of the disinterested directors, such approval to be evidenced by a Board Resolution delivered to the Trustee with an Officers’ Certificate stating that such Board of Directors has determined that Affiliate Transaction complies with clause (a) above, and

(b) in excess of $15.0 million unless, prior to the consummation thereof, the Company shall have received an opinion, from an independent nationally recognized firm experienced in the appraisal or similar review of similar types of transactions, that such transaction or series of related transactions is on terms which are fair, from a financial point of view, to the Company or such Restricted Subsidiary.

SECTION 10.17. Change in Nature of Business.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, own, manage or conduct any operation other than a Permitted Line of Business.

SECTION 10.18. Restricted and Unrestricted Subsidiaries; Subsidiary Guarantors.

(a) Subject to the exceptions described below, from and after the Issue Date, each of the Company’s Subsidiaries in existence on the Issue Date, other than Casino America of

Colorado, Inc. and Isle of Capri Black Hawk, LLC, and any entity that becomes a direct or indirect Subsidiary of the Company after the Issue Date shall be a Restricted Subsidiary unless the Company designates such Subsidiary to be an Unrestricted Subsidiary. Except as provided below, the Company may designate any existing or future Subsidiary of the Company as an Unrestricted Subsidiary; provided that:

(i) such Subsidiary does not own any Indebtedness or Capital Stock or own or hold any Lien on any asset or property of the Company or any other Restricted Subsidiary,

(ii) either (x) the Subsidiary to be so designated has total assets of $100,000 or less (y) or immediately before and after giving pro forma effect to such designation,

(1) the Company could incur $1.00 of Indebtedness pursuant to Section 10.10 (other than under clauses (b)(i) through (b)(viii) thereof),

(2) no Default or Event of Default shall have occurred and be continuing, and

(3) the Company could make, pursuant to Section 10.12, the Restricted Payment arising from the designation as described in the paragraph below and

(iii) all transactions between the Subsidiary to be so designated and its Affiliates remaining in effect are permitted pursuant to Section 10.16.

Notwithstanding the foregoing, the Company may not designate any existing or future Subsidiary that holds, owns or operates, directly or indirectly, any assets or function directly relating to or necessary for the conduct of casino gaming at the Isle-Biloxi, the Isle-Vicksburg, the Isle-Bossier City, the Isle-Lake Charles, the Isle-Lula, the Isle-Boonville, the Isle-Kansas City, the Isle-Bettendorf and Rhythm City-Davenport, as an Unrestricted Subsidiary.

(b) Any Investment made by the Company or any Restricted Subsidiary in a Restricted Subsidiary which is designated an Unrestricted Subsidiary shall thereafter be considered as having been a Restricted Payment (to the extent not previously included as a Restricted Payment) made on the day such Subsidiary is designated an Unrestricted Subsidiary in the amount of the greater of:

(i) the sum of the Fair Market Value of the interest of the Company and any of its Restricted Subsidiaries in such Subsidiary on such date as determined in accordance with GAAP and the amount of any obligation of such Subsidiary which the Company or any Restricted Subsidiary has guaranteed or for which it is in any other manner liable, and

(ii) the amount of the Investments made by the Company and any of its Restricted Subsidiaries in such Subsidiary.

(c) Any Subsidiary Guarantee entered into by a Restricted Subsidiary which is subsequently designated an Unrestricted Subsidiary shall be automatically released at such time as the Restricted Subsidiary becomes an Unrestricted Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Subsidiary of the Company (whether or not a Subsidiary on the Issue Date) shall be classified as a Restricted Subsidiary.

(d) An Unrestricted Subsidiary may be redesignated a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

(i) such Indebtedness is permitted to be incurred under Section 10.10 (other than under clauses (b)(i) through (b)(viii) thereof), and

(ii) no Default or Event of Default shall have occurred and be continuing.

(e) The designation of an Unrestricted Subsidiary or the removal of such designation is required to be made by the Board of Directors of the Company, such designation to be evidenced by a Board Resolution stating that the Board of Directors has made such designation in accordance with this Indenture, and the Company is required to deliver to the Trustee such Board Resolution together with an Officers’ Certificate certifying that the designation complies with this Indenture. Such designation will be effective as of the date specified in the applicable Board Resolution, which may not be before the date the applicable Officers’ Certificate is delivered to the Trustee.

(f) On the Issue Date, the Subsidiary Guarantors include the Persons listed as parties to this Indenture in clause (ii) preceding the recitals herein. In addition, each Person which becomes a Significant Restricted Subsidiary of the Company after the Issue Date shall be a Subsidiary Guarantor and the Company shall cause such Person to promptly execute an Addendum to Subsidiary Guarantees to evidence its Subsidiary Guarantee. Each Person which is a Subsidiary Guarantor on the Issue Date or which later becomes a Subsidiary Guarantor shall remain bound by its Subsidiary Guarantee until released as set forth in paragraph (a) above or in Section 12.10.

SECTION 10.19. Stay, Extension and Usury Laws.

Each of the Company and the Subsidiary Guarantors covenants (to the extent permissible under applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company or the Subsidiary Guarantors from paying all or any portion of the principal of, premium, if any, or interest (including any Additional Interest) on the Notes and amounts from time to time payable under the Subsidiary Guarantees, in each case as contemplated herein, or that may materially affect the covenants or the performance of this Indenture or the Subsidiary Guarantees in a manner inconsistent with the provisions of this Indenture or the Subsidiary Guarantees.

SECTION 10.20. Limitation on Other Senior Subordinated Indebtedness.

The Company shall not, and shall not cause or permit any of the Restricted Subsidiaries to, create, incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness (other than the Notes and the Subsidiary Guarantees) that is subordinate in right of payment to any Senior Indebtedness of the Company or such Restricted Subsidiary, as applicable, unless such Indebtedness is either:

(a) pari passu in right of payment with the Notes or the Subsidiary Guarantees, as applicable, or

(b) subordinate in right of payment to the Notes or the Subsidiary Guarantees, as applicable, in the same manner and at least to the same extent as the Notes are subordinated to Senior Indebtedness of the Company or as such Subsidiary Guarantees are subordinated to Senior Indebtedness of such Subsidiary Guarantor, as applicable.

SECTION 10.21. Payment of Additional Interest.

If Additional Interest is payable under the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such interest is payable. If the Company has paid Additional Interest directly to the persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

ARTICLE ELEVEN

REDEMPTION OF AND REPURCHASE OF SECURITIES

SECTION 11.01. Right of Redemption.

(a) The Notes may be redeemed, at the election of the Company, as a whole or from time to time in part, at any time on or after March 1, 2009, subject to the conditions and at the Redemption Prices specified in the form of Note, together with accrued interest to the Redemption Date.

(b) At any time on or before March 1, 2007, the Company may use all or a portion of the net cash proceeds of one or more Qualified Public Equity Offerings to redeem, at its option, up to 35% of the Outstanding Notes at a Redemption Price of 107.0% of the principal amount of the Notes so redeemed plus accrued and unpaid interest to the redemption date, provided that (1) after any such redemption, at least 65% of the aggregate principal amount of the Notes remains outstanding and (2) the Company makes such redemption not more than 90 days after the consummation of any such Qualified Public Equity Offering.

(c) Notwithstanding any other provision hereof, if any Gaming Authority requires that a Holder of Notes must be licensed, qualified or found suitable under any applicable gaming law and the Holder fails to apply for a license, qualification or a finding of suitability within thirty (30) days after being requested to do so in such circumstances by the Gaming Authority or by the Company pursuant to an order of the Gaming Authority, or if such Holder is not so licensed, qualified or found suitable, the Company shall have the right, at its option:

(i) to require such Holder to dispose of such Holder’s Notes within thirty (30) days of receipt of such notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority, or

(ii) to redeem the Notes of such Holder a redemption price equal to the lesser of:

(1) the principal amount thereof, and

(2) the price at which such Holder acquired the Notes,

together with, in either case, accrued and unpaid interest, if any, to the earlier of the date of redemption or the date of the finding of unsuitability, if any, by such Gaming Authority, which may be less than thirty (30) days following the notice of redemption, if so ordered by such Gaming Authority. The Company shall notify the Trustee in writing of any such redemption as soon as practicable. The Holder of Notes applying for a license, qualification or a finding of suitability is obligated to pay all costs of the licensure or investigation for such qualification or finding of suitability. All references in this Section 11.01(c) to a “Holder” shall include any beneficial owner of Notes.

SECTION 11.02. Applicability of Article.

Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture shall be made in accordance with such provision and this Article Eleven.

SECTION 11.03. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Notes pursuant to Section 11.01 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least sixty (60) days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 11.04.

SECTION 11.04. Selection by Trustee of Notes to Be Redeemed or Repurchased.

Except as contemplated by Section 11.01(c), if less than all of the Outstanding Notes are to be redeemed or repurchased, the particular Notes or portions thereof to be redeemed or repurchased shall be determined by the Trustee on a pro rata basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate (subject to compliance with the requirements of any securities exchange or trading system on which the Notes are then listed or approved for trading) in principal amounts of $1,000 or integral multiples thereof from the Outstanding Notes not previously called for redemption or repurchase.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 11.05. Notice of Redemption.

Notice of redemption shall be given in the manner provided for in Section 1.06 not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, to each Holder of Notes to be redeemed. All notices of redemption shall state:

(a) the Redemption Date,

(b) the Redemption Price,

(c) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

(d) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section 11.07) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

(e) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

SECTION 11.06. Deposit of Redemption Price.

Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) in immediately available funds an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

SECTION 11.07. Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date or the earlier date provided in Section 11.01(c)), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date (or the earlier date provided in paragraph (c) of Section 11.01); provided, however, that installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.09.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

SECTION 11.08. Notes Redeemed in Part.

Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

SECTION 11.09. Change of Control Offer.

If a Change of Control of the Company shall occur, the Company shall offer to repurchase (a “Change of Control Offer”) from all Holders of the Notes in accordance with the procedures set forth in Section 11.11, and shall purchase from Holders accepting such offer, Notes, at a purchase price (payable in cash) equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the Repurchase Date (as defined below), subject to satisfaction by or on behalf of the Holder of the requirements set forth in paragraph (c) of Section 11.11.

SECTION 11.10. Excess Sale/Loss Proceeds Repurchase Offer.

At each such time as the aggregate amount of Excess Sale/Loss Proceeds equals $10.0 million, the Company shall offer to repurchase (an “Excess Sale/Loss Proceeds Offer”) from all Holders of the Notes and, to the extent required by the terms of any Pari Passu Indebtedness, the holders of such Pari Passu Indebtedness, on a pro rata basis, that principal amount of

Notes (and Pari Passu Indebtedness) equal to such Excess Sale/Loss Proceeds, less the accrued and unpaid interest, if any, thereon to the date of repurchase, at a purchase price (payable in cash) equal to 100% of the principal amount of the Notes (and Pari Passu Indebtedness) to be purchased (or, in the event such Pari Passu Indebtedness is required to be purchased at the accreted value thereof, 100% of the accreted value thereof), plus accrued and unpaid interest, if any, to the Repurchase Date, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 11.11(c). Each Excess Sale/Loss Proceeds Offer shall remain open for a period of at least twenty (20) Business Days. To the extent an Excess Sale/Loss Proceeds Offer is not fully subscribed to by the Holders of the Notes, the Company may retain such unutilized portion of the Excess Sale/Loss Proceeds for any application or use not prohibited by the terms of this Indenture. All funds applied to repurchase Notes tendered pursuant to an Excess Sale/Loss Proceeds Offer or withdrawn and retained by the Company as permitted herein shall no longer constitute Excess Sale/Loss Proceeds.

SECTION 11.11. Procedures for Offers to Repurchase Notes.

(a) Within five (5) days after (i) the occurrence of a Change of Control or (ii) each time the Excess Sale/Loss Proceeds aggregate $10.0 million, as the case may be, the Company shall give written notice thereof to the Trustee. Within fifteen (15) days after the Company shall deliver such written notice to the Trustee, the Company will, or will cause the Trustee to, send to each Holder of Notes whose Notes have been selected by the Trustee to be offered to be repurchased by the Company, at its address appearing in the register, by registered or certified mail, telegraph, telefax, telex, cable or overnight delivery, a Change of Control Offer or Asset Sale/Loss Proceeds Offer, as applicable (each, a “Repurchase Offer”), to repurchase such Notes or a portion thereof determined in accordance with Section 11.04. The Trustee shall be under no obligation to ascertain the occurrence of any event obligating the Company to make a Repurchase Offer or to give notice with respect thereto other than as provided above upon receipt of written notice from the Company.

(b) Any notice to Holders given pursuant to paragraph (a) of this Section shall include a form of Repurchase Notice (as defined below) and shall state:

(i) that the Company thereby offers to repurchase at the applicable purchase price such of the Holder’s Notes as shall be specified therein (or, in the case of a Change of Control Offer, all Notes of such Holder);

(ii) the event causing the Repurchase Offer to be required and the date on which such event is deemed to have occurred for purposes of this Section;

(iii) the date by which the Repurchase Notice must be given;

(iv) the date as of which Notes will be purchased pursuant to the Purchase Offer (the “Repurchase Date”), which shall (1) be no earlier than twenty (20) Business Days (or, if longer, as required by applicable law) after the date on which the notice to the Holders is sent pursuant to paragraph (a) of this Section and (2) in the case of a Change of Control Offer, be no later than sixty (60) days following the date of the Change of Control;

(v) the name and address of the Paying Agent;

(vi) that Notes must be surrendered to the Paying Agent at the office of the Paying Agent to collect payment;

(vii) that the repurchase price for any Notes as to which a Repurchase Notice has been duly given and not withdrawn will be paid on the later of (x) the Repurchase Date and (y) the first Business Day following the date of surrender of such Notes as described in clause (vi);

(viii) the procedures the Holder must follow to have its Notes repurchased pursuant to the Repurchase Offer; and

(ix) the procedures for withdrawing a Repurchase Notice.

If any such notice is given by the Trustee at the Company’s request, the text of such Notice shall be determined by the Company.

(c) A Holder may exercise its rights under Section 11.09 or 11.10, as applicable, and this Section by delivering to the Paying Agent at the office of the Paying Agent a written notice of purchase (a “Repurchase Notice”) at any time prior to the close of business on the third Business Day prior to the Purchase Date, stating:

(i) the certificate numbers of the Notes that the Holder will deliver to be repurchased; and

(ii) the portion of the principal amount of the Notes that the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof.

(d) The delivery of such Notes (together with all necessary endorsements) to the Paying Agent at the office of the Paying Agent prior to, on or after the Repurchase Date shall be a condition to the receipt by the Holder of the repurchase price therefor; provided that such repurchase price shall be so paid pursuant to this Section only if the Notes so delivered shall conform in all respects to the description thereof set forth in the related Repurchase Notice.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent at the office of the Paying Agent the Repurchase Notice contemplated by this Section shall have the right to withdraw such Repurchase Notice in accordance with Section 11.12.

The Paying Agent shall promptly notify the Company by telecopier of the receipt by the former of any Repurchase Notice or written notice of withdrawal thereof.

The Company shall repurchase from the Holder thereof, pursuant to this Section, all or a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of a portion of such Note.

SECTION 11.12. Effect of Repurchase Notice.

(a) Upon receipt by the Company or the Paying Agent of any Repurchase Notice, the Holder of the Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following two paragraphs of this Section) thereafter be entitled to receive solely the applicable repurchase price with respect to such Note. Such repurchase price shall be paid to such Holder on the later of (x) the applicable Repurchase Date with respect to such Note (provided that the conditions of Section 11.11(c) have been satisfied) and (y) the first Business Day following the date of delivery of such Note to the Paying Agent at the office of the Paying Agent by the Holder thereof in the manner required by Section 11.11(c).

(b) A Repurchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Note to which such Repurchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent at any time prior to the close of business on the third Business Day prior to the Repurchase Date, specifying, as applicable:

(i) the certificate number and series of the Note in respect of which such notice of withdrawal is being submitted,

(ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Repurchase Notice, and that has been or will be delivered for purchase by the Company.

(c) The Paying Agent will promptly return to the respective Holders thereof any Notes with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture.

SECTION 11.13. Deposit of Repurchase Price.

No later than 10:00 a.m. (local time at the office of the Paying Agent) on the Business Day immediately preceding the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust, or cause to be segregated and held in trust, as provided in Section 10.03) an amount of cash sufficient to pay the aggregate repurchase price of all the Notes of portions thereof that are to be purchased as of the Repurchase Date. Upon such deposit or segregation, all Notes of portions thereof that are to be purchased shall cease to bear interest after the Repurchase Date.

SECTION 11.14. Covenant to Comply with Securities Laws upon Repurchase of Notes.

In connection with any offer to repurchase or repurchase of Notes under Section 11.09 or 11.10, the Company shall comply with all applicable federal and state securities laws (including, without limitation, Exchange Act Rule 14e-1) so as to permit the rights and obligations under Sections 11.09 and 11.10 to be exercised to the greatest extent practicable in the time and in the manner specified in such Sections.

SECTION 11.15. Repayment to the Company.

The Trustee and the Paying Agent shall return to the Company upon a written Company Order any cash that remains unclaimed, together with interest, if any, accrued thereon, held by them for the payment of the repurchase price two years after the related Repurchase Date.

ARTICLE TWELVE

GUARANTEES

SECTION 12.01. Subsidiary Guarantees.

Subject to the provisions of Article Fourteen of this Indenture, the Subsidiary Guarantors unconditionally and jointly and severally guarantee and promise to pay to each Beneficiary, at any time while an Event of Default exists, in lawful money of the United States of America, any and all Company Obligations from time to time owed to the Beneficiaries, provided that the Holders and the Trustee shall have the same remedies against the Subsidiary Guarantors under the Subsidiary Guarantees as they have against the Company under the Notes pursuant to Article Five. The term “Company Obligations” means any and all present and future obligations and liabilities of the Company of every type and description to the Beneficiaries under this Indenture and the Notes, whether for principal, premium (if any) or interest (including any Additional Interest), expenses, indemnities or other amounts, in each case whether due or not due, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Federal Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable. All Company Obligations shall be conclusively presumed to have been created in reliance on the Subsidiary Guarantees. Each Subsidiary Guarantee is a continuing guaranty of the Company Obligations and, except as otherwise provided in Section 10.18 or 12.10, may not be revoked and shall not otherwise terminate unless and until any and all Company Obligations have been indefeasibly paid and performed in full.

SECTION 12.02. Nature of Subsidiary Guarantees.

The liability of each Subsidiary Guarantor under its Subsidiary Guarantee is independent of and not in consideration of or contingent upon the liability of the Company or any other Subsidiary Guarantor and a separate action or actions may be brought and prosecuted against any Subsidiary Guarantor, whether or not any action is brought or prosecuted against the Company or any other Subsidiary Guarantor or whether the Company or any other Subsidiary Guarantor is joined in any such action or actions. The Subsidiary Guarantee given by each Subsidiary Guarantor shall be construed as a continuing, absolute and unconditional guaranty of payment (and not merely of collection) without regard to (a) the legality, validity or enforceability of the Notes, this Indenture, any of the Company Obligations, or the Subsidiary Guarantee given by any other Subsidiary Guarantor, (b) any defense (other than payment), set-off or counterclaim that may at any time be available to the Company or any Subsidiary Guarantor against, and any right of setoff at any time held by, any Beneficiary or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or any Subsidiary Guarantor), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of the Company or any Subsidiary Guarantor, in bankruptcy or in any other instance. Any payment by any Subsidiary Guarantor or other circumstance that operates to toll any statute of limitations applicable to such Subsidiary Guarantor shall also operate to toll the statute of limitations applicable to each other Subsidiary Guarantor.

SECTION 12.03. Authorization.

Each Subsidiary Guarantor authorizes each Beneficiary, without notice to or further assent by such Subsidiary Guarantor, and without affecting any Subsidiary Guarantor’s liability hereunder (regardless of whether any subrogation or similar right that such Subsidiary Guarantor may have or any other right or remedy of such Subsidiary Guarantor is extinguished or impaired), from time to time to do any or all of the following:

(a) permit the Company to increase or create Company Obligations, or terminate, release, compromise, subordinate, extend, accelerate or otherwise change the amount or time, manner or place of payment of, or rescind any demand for payment or acceleration of, the Company Obligations or any part thereof, consent or enter into supplemental indentures or otherwise amend the terms and conditions of this Indenture and the Notes or any provision thereof;

(b) exercise in such manner and order as it elects in its sole discretion, fail to exercise, waive, suspend, terminate or suffer expiration of, any of the remedies or rights of such Beneficiary against the Company or any Subsidiary Guarantor in respect of any Company Obligations;

(c) release, add or settle with any Subsidiary Guarantor in respect of its Subsidiary Guarantee or the Company Obligations;

(d) accept partial payments on the Company Obligations and apply any and such payments or recoveries to such of the Company Obligations as any Beneficiary may elect in its sole discretion, whether or not such Company Obligations are secured or guaranteed;

(e) refund at any time, at such Beneficiary’s sole discretion, any payments or recoveries received by such Beneficiary in respect of any Company Obligations; and

(f) otherwise deal with the Company and any Subsidiary Guarantor as such Beneficiary may elect in its sole discretion.

SECTION 12.04. Certain Waivers.

Each Subsidiary Guarantor waives:

(a) the right to require the Beneficiaries to proceed against the Company or any other Subsidiary Guarantor, or to pursue any other remedy in any Beneficiary’s power whatsoever and the right to have the property of the Company or any other Subsidiary Guarantor first applied to the discharge of the Company Obligations;

(b) all rights and benefits under applicable law purporting to reduce a guarantor’s obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

(c) the benefit of any statute of limitations affecting the Company Obligations or any Subsidiary Guarantor’s liability hereunder;

(d) any requirement of marshaling or any other principle of election of remedies;

(e) any right to assert against any Beneficiary any defense (legal or equitable), set-off, counterclaim and other right that any Subsidiary Guarantor may now or any time hereafter have against the Company or any other Subsidiary Guarantor;

(f) presentment, demand for payment or performance (including diligence in making demands hereunder), notice of dishonor or nonperformance, protest, acceptance and notice of acceptance of its Subsidiary Guarantee, and, except to the extent expressly required by this Indenture or the Notes, all other notices of any kind, including (i) notice of any action taken or omitted by the Beneficiaries in reliance hereon, (ii) notice of any default by the Company or any Subsidiary Guarantor, (iii) notice that any portion of the Company Obligations is due, (iv) notice of any action against the Company or any Subsidiary Guarantor, or the assertion of any right of any Beneficiary hereunder;

(g) all defenses that at any time may be available to such Subsidiary Guarantor by virtue of any valuation, stay, moratorium or other law now or hereafter in effect; and

(h) all applicable laws of the States of Mississippi, Louisiana, Iowa, Florida and Colorado.

SECTION 12.05. No Subrogation; Certain Agreements.

(a) EACH SUBSIDIARY GUARANTOR WAIVES ANY AND ALL RIGHTS OF SUBROGATION, INDEMNITY OR REIMBURSEMENT, AND ANY AND ALL BENEFITS OF AND RIGHTS TO ENFORCE ANY POWER, RIGHT OR REMEDY THAT ANY BENEFICIARY MAY NOW OR HEREAFTER HAVE IN RESPECT OF THE OBLIGATIONS AGAINST THE COMPANY OR ANY OTHER SUBSIDIARY GUARANTOR (OTHER THAN RIGHTS OF CONTRIBUTION FROM OTHER SUBSIDIARY GUARANTORS), AND ANY AND ALL OTHER RIGHTS AND CLAIMS (AS DEFINED IN THE FEDERAL BANKRUPTCY CODE) ANY SUBSIDIARY GUARANTOR MAY HAVE AGAINST THE COMPANY, UNDER APPLICABLE LAW OR OTHERWISE, AT LAW OR IN EQUITY, BY REASON OF ANY PAYMENT UNDER ITS SUBSIDIARY GUARANTEE, UNLESS AND UNTIL THE OBLIGATIONS SHALL HAVE BEEN PAID IN FULL.

(b) Each Subsidiary Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of the Company and each other Subsidiary Guarantor and of all other circumstances bearing upon the risk of nonpayment of the Company Obligations or the Subsidiary Guarantee of any other Subsidiary Guarantor that diligent inquiry would reveal, and agrees that the Beneficiaries shall have no duty to advise any Subsidiary Guarantor of information regarding such condition or any such circumstances.

SECTION 12.06. Bankruptcy; No Discharge.

(a) Without limiting Section 12.02, no Subsidiary Guarantee shall be discharged or otherwise affected by any bankruptcy, reorganization or similar proceeding commenced by or against the Company or any Subsidiary Guarantor, including (i) any discharge of, or bar or stay against collecting, all or any part of the Company Obligations in or as a result of any such proceeding, whether or not assented to by any Beneficiary, (ii) any disallowance of all or any portion of any Beneficiary’s claim for repayment of the Company Obligations, (iii) any use of cash or other collateral in any such proceeding, (iv) any agreement or stipulation as to adequate protection in any such proceeding, (v) any failure by any Beneficiary to file or enforce a claim against the Company or any other obligor or its estate in any bankruptcy or reorganization case, (vi) any amendment, modification, stay or cure of any Beneficiary’s rights that may occur in any such proceeding, (vii) any election by any Beneficiary under Section 1112(b)(2) of the Federal Bankruptcy Code, or (viii) any borrowing or grant of a Lien under Section 364 of the Federal Bankruptcy Code. Each Subsidiary Guarantor understands and acknowledges that by virtue of its Subsidiary Guarantee, it has specifically assumed any and all risks of any such proceeding with respect to the Company and each other Subsidiary Guarantor.

(b) Notwithstanding anything in this Article Twelve to the contrary, any Event of Default under Section 5.01(g) or (h) of this Indenture shall render all Company Obligations automatically due and payable for purposes of the Subsidiary Guarantees, without demand on the part of the Trustee or any Holder.

(c) Notwithstanding anything to the contrary herein contained, the Subsidiary Guarantees shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Company Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by any Beneficiary in connection with any bankruptcy, reorganization or similar proceeding involving the Company, any Subsidiary Guarantor or otherwise, or if any Beneficiary elects to return any such payment or proceeds or any part thereof in its sole discretion, all as though such payment had not been made or such proceeds not been received.

SECTION 12.07. Severability of Void Obligations Under Subsidiary Guarantees.

The obligations of any Subsidiary Guarantor hereunder shall be limited to the maximum amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Federal Bankruptcy Code or any applicable provisions of comparable state law.

SECTION 12.08. Right of Contribution.

In order to provide for just and equitable contribution among the Subsidiary Guarantors in connection with the Subsidiary Guarantees, the Subsidiary Guarantors have agreed among themselves that if any Subsidiary Guarantor satisfies some or all of the Company Obligations (a “Funding Subsidiary Guarantor”), the Funding Subsidiary Guarantor shall be entitled to contribution from the other Subsidiary Guarantors that have positive Maximum Net Worth (as defined below) for all payments made by the Funding Subsidiary Guarantor in satisfying the Company Obligations, so that each Subsidiary Guarantor that remains obligated under its Subsidiary Guarantee at the time that a Funding Subsidiary Guarantor makes such payment (a “Remaining Subsidiary Guarantor”) and has a positive Maximum Net Worth shall bear a portion of such payment equal to the percentage that such Remaining Subsidiary Guarantor’s Maximum Net Worth bears to the aggregate Maximum Net Worth of all Remaining Subsidiary Guarantors that have positive Maximum Net Worth.

As used in this Section, “Net Worth” means, with respect to any Subsidiary Guarantor, the amount, as of any date of calculation, by which the sum of a Person’s assets (including subrogation indemnity, contribution reimbursement and similar rights that such Subsidiary Guarantor may have), determined on the basis of a “fair valuation” or their “fair salable value” (whichever is the applicable test under Section 548 and other relevant provisions of the Federal Bankruptcy Code and the relevant state fraudulent conveyance or transfer laws) is greater than the amount that will be required to pay all of such Person’s debts, in each case matured or unmatured, contingent or otherwise, as of the date of calculation but excluding liabilities arising under the Subsidiary Guarantee and excluding, to the maximum extent permitted by applicable law with the objective of avoiding rendering such Person insolvent, liabilities subordinated to the Company Obligations arising out of loans or advances made to such Person by any other Person. “Maximum Net Worth” means, with respect to any Subsidiary Guarantor, the greatest of the Net Worth calculated as of the following dates: (A) the date on which the Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder, (B) the date on which such Subsidiary Guarantor expressly reaffirms the Subsidiary Guarantee, (C) the date on which demand for payment is made on such Subsidiary Guarantor hereunder, (D) the date on which payment is made by such Subsidiary Guarantor hereunder or (E) the date on which any judgment, order or decree is entered requiring such Subsidiary Guarantor to make payment hereunder or in respect hereof. The meaning of the terms “fair valuation” and “fair salable value” and the calculation of assets and liabilities shall be determined and made in accordance with the relevant provisions of the Federal Bankruptcy Code and applicable state fraudulent conveyance or transfer laws.

SECTION 12.09. Additional Subsidiary Guarantors.

Each Subsidiary that executes and delivers to the Trustee from time to time after the Issue Date a Subsidiary Guarantee in the form attached as Exhibit C shall be a Subsidiary Guarantor as if such Subsidiary had been a signatory to this Indenture. Each Subsidiary Guarantor hereby consents to any such additional Subsidiary Guarantee, whether or not it receives notice thereof.

SECTION 12.10. Release of a Subsidiary Guarantor.

(a) In the event of (i) a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor or the sale of a Subsidiary Guarantor by way of merger, consolidation or otherwise, that, in each case, complies with the provisions set forth in Section 10.14 of this Indenture, (ii) a Subsidiary Guarantor becoming an Unrestricted Subsidiary pursuant to the terms of this Indenture or (iii) a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor that complies with the provisions set forth in Section 10.14 of this Indenture, then such Subsidiary Guarantor or the Person acquiring such assets, as applicable, shall be immediately released and relieved of any obligations under its Subsidiary Guarantee without any further action, provided that the Company complies with the provisions of the covenant described in Section 10.14 of this Indenture. Upon release of any Subsidiary Guarantor from its Subsidiary Guarantee pursuant to the terms of this Indenture, each other Subsidiary Guarantor not so released shall remain liable for the full amount of principal of, and interest on, the Notes as and to the extent provided in this Indenture.

(b) The Trustee shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor upon receipt of a request of the Company accompanied by an Officers’ Certificate and an opinion of counsel as to the compliance with this Section 12.10. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, will remain or be liable under its Subsidiary Guarantee as provided in this Article Twelve.

ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 13.01. Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 13.02 or Section 13.03 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.

SECTION 13.02. Defeasance and Discharge.

Upon the Company’s exercise under Section 13.01 of the option applicable to this Section 13.02, the Company shall be deemed to have been immediately discharged from its obligations with respect to all Outstanding Notes, subject to satisfaction of the conditions set forth in Section 13.04 (hereinafter, “Defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 13.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest (including any Additional Interest) on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03 with respect to the Notes.

SECTION 13.03. Covenant Defeasance.

Upon the Company’s exercise under Section 13.01 of the option applicable to this Section 13.03, the Company shall be immediately released from its obligations under any covenant or obligation contained in Section 8.01 and Sections 10.05 through 10.20 with respect to the Outstanding Notes, subject to the satisfaction of the conditions set forth below (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants or obligation, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or obligation, whether directly or indirectly, by reason of any reference elsewhere this Indenture or the Notes to any such covenant or obligation or by reason of any reference in any such covenant or obligation in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c), (d), (e), (f), (i) and (j), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 13.04. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 13.02 or Section 13.03 to the Outstanding Notes:

(a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.07 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (i) money in an amount, or (ii) United States Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one (1) day before the due date of any payment, money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest (including any Additional Interest) on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or Interest Payment Date of such installment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such United States Government Obligations to said payments of principal (premium, if any) and interest (including any Additional Interest) with respect to the Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 11.03 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(b) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit.

(c) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(d) In the case of an election under Section 13.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(e) In the case of an election under Section 13.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(f) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Defeasance under Section 13.02 or the Covenant Defeasance under Section 13.03 (as the case may be) have been complied with.

SECTION 13.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.03, all money and United States Government Obligations (including the proceeds thereof) deposited with the Trustee (collectively with any other qualifying trustee, for purposes of this Section 13.05, the “Trustee”) pursuant to Section 13.04 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest (including any Additional Interest) but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or United States Government Obligations held by it as provided in Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance, as applicable, in accordance with this Article Thirteen.

SECTION 13.06. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 13.05 by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.02 or 13.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.05; provided, however, that if the Company makes any payment of principal of (or premium, if any, on) or interest (including any Additional Interest) on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE FOURTEEN

SUBORDINATION

SECTION 14.01. Agreement to Subordinate.

The Company and the Subsidiary Guarantors agree for themselves and for their successors, and each Holder by accepting a Note agrees, that the payment of principal of, and premium, interest (including any Additional Interest) on and any other amounts owing by the Company and the Subsidiary Guarantors with respect to, the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article Fourteen, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness. This Article Fourteen shall constitute a continuing offer to all persons or entities who become holders of, or continue to hold, Senior Indebtedness. Notwithstanding anything to the contrary in this Indenture or the Notes, the provisions of this Article Fourteen are made for the benefit of the holders of Senior Indebtedness, each of whom is an obligee hereunder and is entitled to enforce such holder’s rights hereunder, without any act or notice of acceptance hereof or reliance hereon. No amendment, modification or discharge of any provision of this Article Fourteen shall be effective against any holder of Senior Indebtedness unless expressly consented to in writing by such holder. The provisions of this Article Fourteen apply notwithstanding anything to the contrary contained in the Notes or this Indenture. Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and other amounts due in connection therewith shall first be paid in full, or such payment duly provided for in cash or in manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the Notes or this Indenture.

SECTION 14.02. Liquidation; Dissolution; Bankruptcy.

(a) In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company:

(i) all Senior Indebtedness of the Company must be paid in full in cash or as otherwise may be acceptable to the holders of such Senior Indebtedness before any payment or distribution (excluding any payment or distribution provided for by a plan of reorganization giving effect to these subordination provisions of certain permitted equity securities or securities that are subordinated to the Senior Indebtedness of the Company or securities exchanged for Senior Indebtedness of the Company pursuant to a plan of reorganization to at least the same extent as the Notes and which have a term which exceeds the term of such Senior Indebtedness and other than payments from trusts previously created pursuant to the provisions described in Article Thirteen) is made to the Holders on account of the principal of, premium, if any, or interest (including Additional Interest) on or any other amounts owing with respect to the Notes, and

(ii) until Senior Indebtedness of the Company is paid in full, any distribution to which Holders of Notes would be entitled but for this provision shall be made to the holders of Senior Indebtedness of the Company as their interests may appear, except that Holders of the Notes may receive Capital Stock or any securities described in paragraph (a)(i) above.

(b) In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, or other similar case or proceeding in connection therewith, relating to a Subsidiary Guarantor or any liquidation, dissolution or other winding-up of a Subsidiary Guarantor, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of such Subsidiary Guarantor:

(i) all Senior Indebtedness of such Subsidiary Guarantor must be paid in full in cash or as otherwise may be acceptable to the holders of such Senior Indebtedness before any payment or distribution (excluding any payment or distribution of certain permitted equity or securities that are subordinated to the Senior Indebtedness of such Subsidiary Guarantor or securities exchanged for Senior Indebtedness of such Subsidiary Guarantor pursuant to a plan of reorganization to at least the same extent as the Subsidiary Guarantees and which have a term which exceeds the term of such Senior Indebtedness) is made to the Holders on account of the Subsidiary Guarantee of such Subsidiary Guarantor, and

(ii) until Senior Indebtedness of such Subsidiary Guarantor is paid in full, any distribution to which Holders of Notes would be entitled but for this provision shall be made to the holders of Senior Indebtedness of such Subsidiary Guarantor as their interests may appear, except that Holders of the Notes may receive Capital Stock or any securities described in paragraph (b)(i) above.

SECTION 14.03. Default on Designated Senior Indebtedness.

During the continuance of any default in the payment of the Designated Senior Indebtedness of the Company or a Subsidiary Guarantor at maturity or pursuant to which the maturity thereof may immediately be accelerated beyond the applicable grace period, no payment or distribution of any assets of the Company or such Subsidiary Guarantor of any kind or character (excluding any payment or distribution provided for by a plan of reorganization giving effect to these subordination provisions of certain permitted equity or securities that are subordinated to the Senior Indebtedness or securities exchanged for Senior Indebtedness pursuant to a plan of reorganization to at least the same extent as the Notes and which have a term which exceeds the term of such Senior Indebtedness and other than payments from trusts previously created pursuant to the provisions described in Article Thirteen) shall be made to the Holders on account of the principal of, premium, if any, or interest (including Additional Interest) on or any other amounts payable with respect thereto, or the purchase, redemption or other acquisition of, the Notes or such Subsidiary Guarantee, respectively, unless and until such default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full.

During the continuance of any non-payment default with respect to any Designated Senior Indebtedness of the Company or a Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated in accordance with its terms (a “Non-payment Default”) and after receipt by the Trustee from the representatives of holders of such Designated Senior Indebtedness of a written notice of such Non-Payment Default, no payment or distribution of any assets of the Company or such Subsidiary Guarantor, respectively, of any kind or character (excluding any payment or distribution provided for by a plan of reorganization giving effect to these subordination provisions of certain permitted equity or securities that are subordinated to Senior Indebtedness or securities exchanged for Senior Indebtedness pursuant to a plan of reorganization to at least the same extent as the Notes and which have a term which exceeds the term of such Senior Indebtedness and other than payments from trusts previously created pursuant to the provisions described in Article Thirteen) may be made by the Company or such Subsidiary Guarantor, respectively, to the Holders on account of the principal of, premium, if any, or interest (including Additional Interest) on or any amounts payable with respect to, or the purchase, redemption or other acquisition of, the Notes or such Subsidiary Guarantee, respectively, for the period specified hereinbelow (the “Payment Blockage Period”).

The Payment Blockage Period will commence upon the receipt of written notice of a Non-payment Default by the Trustee from the representatives of holders of Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end on the earlier to occur of the following events:

(a) 179 days shall have elapsed since the receipt of such notice of a Non-payment Default (provided that such Designated Senior Indebtedness shall not theretofore have been accelerated),

(b) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness is discharged or

(c) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period.

After the end of any Payment Blockage Period, the Company shall promptly resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding anything in this Article Fourteen or the Notes to the contrary:

(a) in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice initiating such Payment Blockage Period,

(b) there shall be a period of at least 186 consecutive days in each 365-day period when no Payment Blockage Period is in effect, and

(c) not more than one Payment Blockage Period with respect to the Notes may be commenced within any period of 365 consecutive days.

A Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall not give rise to the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such Non-payment Default has been cured or waived for a period of not less than 90 consecutive days and subsequently recurs.

SECTION 14.04. Acceleration of the Notes.

The Company, the Subsidiary Guarantors and the Trustee shall promptly notify holders of Senior Indebtedness of the issuance by the Trustee or the receipt of an acceleration notice following an Event of Default, whereupon the Trustee shall promptly notify the holders of Designated Senior Indebtedness of such acceleration notice, provided that failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article Fourteen.

SECTION 14.05. When Distribution Must Be Paid Over.

In the event that the Trustee or any Holder receives any payment of any principal of (premium, if any) or interest (including any Additional Interest) on the Notes or the Subsidiary Guarantees, in violation of this Article Fourteen, such payment shall be held by the Trustee or such Holder, in trust for the benefit of and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness as their interests may appear or their representative under the Bank Credit Facility, indenture or any other agreement pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Fourteen, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Fourteen, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 14.06. Notice by the Company and Subsidiary Guarantors.

The Company and the Subsidiary Guarantors shall promptly notify the Trustee and the Paying Agent of any facts known to them that would cause a payment of any obligations with respect to the Notes to violate this Article Fourteen, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article Fourteen.

SECTION 14.07. Subrogation.

After all Senior Indebtedness is irrevocably paid in full in cash or cash equivalents satisfactory to the holders thereof and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article Fourteen to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 14.08. Relative Rights.

This Article Fourteen defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this in this Indenture shall:

(a) impair, as between the Company, the Subsidiary Guarantors and Holders, the obligation of the Company and the Subsidiary Guarantors, which are absolute and unconditional, to pay principal of (premium, if any) and interest (including any Additional Interest) on the Notes in accordance with their terms;

(b) affect the relative rights of Holders and creditors of the Company and Subsidiary Guarantors other than their rights in relation to holders of Senior Indebtedness; or

(c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

If the Company or the Subsidiary Guarantors fail because of this Article Fourteen to pay principal of (premium, if any) or interest (including any Additional Interest) on a Note on the due date, the failure shall nonetheless constitute a Default or Event of Default.

SECTION 14.09. Subordination May Not Be Impaired by the Company and Subsidiary Guarantors.

No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company, the Subsidiary Guarantors or any Holder or by the failure of the Company, the Subsidiary Guarantors or any Holder to comply with this Indenture.

SECTION 14.10. Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their representative.

Upon any payment or distribution of assets of the Company referred to in this Article Fourteen, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company or Subsidiary Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fourteen.

SECTION 14.11. Rights of Trustee and Paying Agent.

Notwithstanding the provisions of this Article Fourteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Notes to violate this Article Fourteen. Nothing in this Article Fourteen shall impair the claims of, or payments to, the Trustee under or pursuant to Section 6.06 hereof.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a representative of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a representative of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Fourteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Fourteen, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such Person to receive such payment.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 14.12. Authorization to Effect Subordination.

Each Holder of a Note by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Fourteen, and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 5.04 hereof at least 30 days before the expiration of the time to file such claim, the agents of the lenders under the Bank Credit Facility are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 14.13. Modification of Terms of Senior Indebtedness.

Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from the holders of the Notes or the Trustee.

No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action (including any sale, exchange or release of property pledged, mortgaged or otherwise securing Senior Indebtedness or the release of any person liable in any manner for the collection of Senior Indebtedness) (collectively, an “Action”) in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such Action is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article Thirteen or of the Notes relating to the subordination hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

ISLE OF CAPRI CASINOS, INC.

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Cauna M. Silva

Name: Cauna M. Silva Title: Vice President

RIVERBOAT CORPORATION OF MISSISSIPPI

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

RIVERBOAT CORPORATION OF MISSISSIPPI-VICKSBURG

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

RIVERBOAT SERVICES, INC.

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

CSNO, L.L.C.

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

LOUISIANA RIVERBOAT GAMING PARTNERSHIP

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

ST. CHARLES GAMING COMPANY, INC.

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

IOC HOLDINGS, L.L.C.

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

GRAND PALAIS RIVERBOAT, INC.

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

LRGP HOLDINGS, L.L.C.

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

PPI, INC.

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

ISLE OF CAPRI CASINO COLORADO, INC.

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

IOC-COAHOMA, INC.

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

IOC-NATCHEZ, INC.

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

IOC-LULA, INC.

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

IOC BOONVILLE, INC.

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

IOC-KANSAS CITY, INC.

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

ISLE OF CAPRI BETTENDORF, L.C.

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

ISLE OF CAPRI MARQUETTE, INC.

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

IOC-DAVENPORT, INC.

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

GEMINI, INC.

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

LL HOLDING CORPORATION

By:	/s/ Allan B. Solomon

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

EXHIBIT A

Form of Transfer Restricted Note

CUSIP No.

ISIN

(Face of Note)

7% SENIOR SUBORDINATED NOTES DUE 2014

No.	$

ISLE OF CAPRI CASINOS, INC.

as obligor, promises to pay to                  or registered assigns, the principal sum of $[            ] on March 1, 2014.

Interest Payment Dates: March 1 and September 1 (each an “Interest Payment Date”).

Record Dates: February 15 and August 15 (whether or not a Business Day) (each a “Regular Record Date”).

Reference is hereby made to the further provisions of this Note Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [                ]

ISLE OF CAPRI CASINOS, INC.

By:

Name: Title:

Trustee’s Certificate of Authentication:

This is one of the Notes referred to in the within-named Indenture.

U.S. Bank National Association, as Trustee

By:

Authorized Signatory

(Back of Note)

7% Series A Senior Subordinated Note due 2014

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A

[1]	This is to be included only if the Note is in global form.

SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “ UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

1. 7% SENIOR SUBORDINATED NOTE DUE 2014. This Note is one of a duly authorized issue of securities of Isle of Capri Casinos, Inc., a Delaware corporation (the “Company”), designated as its 7% Senior Subordinated Notes due 2014 (herein called the “Notes”), which have been issued under the Indenture (as defined below). Capitalized terms not defined herein have the meaning given to them in the Indenture.

2. INTEREST. The Company promises to pay interest on the principal amount of the Notes represented by this Note Certificate at the rate per annum shown above from [                ] until maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement. The Company shall pay interest (including Additional Interest, if any) semiannually on each Interest Payment Date commencing [                ] to the holders of record (each a “Holder”) of Outstanding Notes on the immediately preceding Regular Record Date. Interest on the Notes represented by this Note Certificate will accrue from the most recent date to which interest has been paid or, if no interest has been paid on such Notes, from the first date on which the Notes represented by this Note Certificate was originally issued. Interest will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest on overdue installments of interest at the rate borne by the Notes.

3. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except Defaulted Interest, which shall be payable as specified in the Indenture) and Additional Interest, if any, to Persons who are registered Holders of Notes at the close of business on the Regular Record Date for the Interest Payment Date even if Notes are canceled after the Regular

Record Date and on or before the Interest Payment Date. If the Company and a Person registered as a Holder shall so agree, such Holder shall not be required to surrender the Notes to collect principal payments and premium payments, if any. Payment of the principal of and premium, if any, interest and Additional Interest, if any, on the Notes will be made at the office or agency of the Company maintained for that purpose in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or (ii) by wire transfer to an account maintained by the payee located in the United States.

4. GUARANTEES. The payment of the Notes represented by this Note Certificate is guaranteed pursuant to the Subsidiary Guarantees by the Subsidiary Guarantors.

5. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

6. INDENTURE. The Company issued the Notes under an Indenture dated as of March 3, 2004 (the “Indenture”), by and among the Company, as Issuer, Riverboat Corporation of Mississippi (“RCM”), Riverboat Corporation of Mississippi-Vicksburg (“RCM-Vicksburg”), Riverboat Services, Inc. (“RSI”), CSNO, L.L.C. (“CSNO”), Louisiana Riverboat Gaming Partnership (“LRGP”), St. Charles Gaming Company, Inc. (“SCGC”), IOC Holdings, L.L.C. (“IOCH”), Grand Palais Riverboat, Inc. (“GPRI”), LRGP Holdings, L.L.C. (“LRGP Holdings”), PPI, Inc. (“PPI”), Isle of Capri Casino Colorado, Inc. (“Isle Colorado”), IOC-Coahoma, Inc. (“IOC-Coahoma”), IOC-Natchez, Inc. (“Isle-Natchez”), IOC-Lula, Inc. (“Isle-Lula”), IOC-Boonville, Inc. (“Isle-Boonville”), IOC-Kansas City, Inc. (“Isle-Kansas City”), Isle of Capri Bettendorf, L.C. (“Isle-Bettendorf”), Isle of Capri Marquette, Inc. (“Isle-Marquette”), IOC Davenport, Inc. (“Isle-Davenport”), LL Holding Corporation (“LLHC”) and Gemini, Inc. (“Gemini” and together with RCM, RCM-Vicksburg, RSI, CSNO, LRGP, SCGC, IOCH, GPRI, LRGP Holdings, PPI, Isle Colorado, IOC-Coahoma, Isle-Natchez, Isle-Lula, Isle-Boonville, Isle-Kansas City, Isle-Bettendorf, Isle-Marquette, Isle-Davenport and LLHC, the “Subsidiary Guarantors”), and U.S. Bank National Association, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture (and all indentures supplemental thereto) and the Trust Indenture Act of 1939, as amended, for a statement of such terms. The Notes are unsecured obligations of the Company.

7. OPTIONAL REDEMPTION. (a) The Company may redeem all the Notes, in whole or in part, at any time on or after March 1, 2009 at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning on March 1 of the years indicated below:

Year	Percentage
2009	103.500%
2010	102.333%
2011	101.167%
2012 and thereafter	100.000%

(b) At any time on or before March 1, 2007, the Company may use all or a portion of the net cash proceeds of one or more Qualified Public Equity Offerings to redeem, at its option, up to 35% of the Outstanding Notes at a redemption price of 107.00% of the principal amount of the Notes so redeemed plus accrued and unpaid interest to the redemption date, provided that, (1) after any such redemption at least 65% of the aggregate principal amount of Notes remains outstanding and (2) the Company makes such redemption not more than 90 days after the consummation of any such Qualified Public Equity Offering.

(c) The Company may redeem (a “Gaming Redemption”) the Notes of any Holder if any Gaming Authority requires that a Holder or a beneficial owner of Notes must be licensed, qualified or found suitable under any applicable gaming law and such Holder or beneficial owner fails to apply for a license, qualification, or a finding of suitability within 30 days after being requested to do so in such circumstance by the Gaming Authority or by the Company pursuant to an order of the Gaming Authority, or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option:

(1) to require such Holder or beneficial owner to dispose of such Holder’s or beneficial owner’s Notes within 30 days of receipt of such notice or such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority; or

(2) to redeem the Notes of such Holder or beneficial owner at a Redemption Price equal to the lesser of:

(a) the principal amount thereof, and

(b) the price at which such Holder or beneficial owner acquired the Notes,

together with, in each case, accrued and unpaid interest, if any, to the earlier of the Redemption Date or the date of denial of such license, qualification or finding of unsuitability, if any, by such Gaming Authority, which may be less than 30 days following the Notice of Redemption, if so ordered by such Gaming Authority.

8. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail not less than 30 days nor more than 60 days (or, in the case of a Gaming Redemption, up to 30 days) before the redemption or purchase date to each Holder of Notes at its registered address. On and after the Redemption Date, interest shall cease to accrue on the Notes or portions thereof called for redemption pursuant to the optional and mandatory redemption provisions and not forwarded for redemption.

Interest installments whose Interest Payment Date is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof.=

9. REPURCHASE OFFERS. Upon the occurrence of a Change of Control, the Company shall be obligated to offer to repurchase this Note at a purchase price (payable in cash) in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date.

At each such time as the amount of Excess Sale/Loss Proceeds aggregates $10.0 million, the Company shall make an Excess Sale/Loss Proceeds Offer to repurchase, from all Holders of the Notes and, to the extent required by the terms of any Pari Passu Indebtedness, the holders of such Pari Passu Indebtedness, on a pro rata basis, that principal amount of Notes (and Pari Passu Indebtedness) equal to such Excess Sale/Loss Proceeds, less the accrued and unpaid interest, if any, thereon to the date of repurchase, at a purchase price (payable in cash) equal to 100% of the principal amount of the Notes (and Pari Passu Indebtedness) to be purchased (or, in the event such Pari Passu Indebtedness is required to be purchased at the accreted value thereof, 100% of the accreted value thereof), plus accrued and unpaid interest, if any, to the Repurchase Date.

10. SELECTION OF NOTES REDEEMED OR REPURCHASED IN PART. If less than all of the Outstanding Notes are to be redeemed or repurchased, the particular Notes or portions thereof to be redeemed shall be determined by the Trustee on a pro rata basis, by lot or by any other method determined by the Trustee to be fair and appropriate, provided that no Notes in a principal amount of $1,000 or less shall be redeemed or repurchased in part. In the event of redemption or repurchase of this Note in part only, a new Note or Notes for the portion not redeemed or repurchased hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

11. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. As a condition to transfer, the Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption in whole or in part, or with respect to which a Repurchase Notice has been given. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or Repurchase Offer with respect to such Notes. Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

12. PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for the purpose of receiving payment and, subject to the exception set forth under the caption “Method of Payment” above, interest and for all other purposes.

13. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes, and any past default may be waived with the consent of the Holders of a majority in principal amount of the Outstanding Notes, except a default in the payment of the principal of or interest on any Note, or in respect of a covenant or a provision which cannot be modified without the consent of all Holders. Without the consent of any Holder of the Notes, the Indenture, the Notes or the Subsidiary Guarantees may be amended, waived or supplemented for certain specified purposes, including, among other things, to cure ambiguities, defects or inconsistencies, to add to the covenants of the Company and the Subsidiary Guarantors for the benefit of the Holders, to surrender any right or power conferred upon Company or a Subsidiary Guarantor, to add additional Events of Default, to appoint a successor Trustee, to add a Subsidiary Guarantor or to release a Subsidiary Guarantor under certain circumstances, or to comply with any requirement to effect the qualification of the Indenture under the Trust Indenture Act or any registration or qualification of the Notes under securities laws.

14. DEFAULTS AND REMEDIES. Subject to certain exceptions, if an Event of Default occurs, then the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may, by written notice, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes is obligated to, declare the principal of and accrued interest (including any Additional Interest) on all the Notes to be due and payable immediately, provided that so long as the Bank Credit Facility is in effect, such acceleration shall not be effective until the earlier of (i) five business days following the delivery of notice of acceleration to the agent under the Bank Credit Facility and (ii) the acceleration of any Indebtedness under the Bank Credit Facility. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, then the principal of and accrued interest (including any Additional Interest) on all the Outstanding Notes will become due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnification satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal (premium, if any) or interest (or in the payment of any Note repurchase price) if it determines that withholding notice is in their interests. The Company must furnish quarterly and annual compliance certificates to the Trustee.

15. DEFEASANCE AND COVENANT DEFEASANCE. The Indenture contains provisions for the defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

16. SUBORDINATION. The payment of principal of, premium, if any, and interest (including Additional Interest) on the Notes will be subordinated in right of payment to the prior payment in full of Senior Indebtedness as set forth in Article Fourteen of the Indenture.

17. TRUSTEE DEALINGS WITH THE COMPANY. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days or resign.

18. NO RECOURSE AGAINST OTHERS. A director, officer, employee, stockholder or incorporator, as such, of any Person party to the Indenture, the Notes or the Subsidiary Guarantees shall not have any liability for any obligations of such Person under such documents or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the Notes.

19. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee.

20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UGMA (= Uniform Gifts to Minors Act).

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Isle of Capri Casinos, Inc.

1641 Popps Ferry Road

Biloxi, Mississippi 39532

Attn: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax identification number.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint:

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signed:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

NOTICE: The signature must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 11.09 or Section 11.10 of the Indenture and Paragraph 9 of this Note, check the box:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 11.09 or Section 11.10 of the Indenture or Paragraph 9 of this Note, state the amount:

$

(in an integral multiple of $1000)

Date:

Signed:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

NOTICE: The signature must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF CERTIFICATED NOTES2

The following exchanges of a part of this Global Note for Certificated Notes have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

[2]	This is to be included only if the Note is in global form.

EXHIBIT B

Form of Exchange Note

CUSIP No.

ISIN

(Face of Note)

7% SENIOR SUBORDINATED NOTES DUE 2014

No.	$

ISLE OF CAPRI CASINOS, INC.

as obligor, promises to pay to                  or registered assigns, the principal sum of $[                    ] on, March 1, 2014.

Interest Payment Dates: March 1 and September 1 (each an “Interest Payment Date”).

Record Dates: February 15 and August 15 (whether or not a Business Day) (each a “Regular Record Date”).

Reference is hereby made to the further provisions of this Note Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [                    ]

ISLE OF CAPRI CASINOS, INC.

By:

Name: Title:

Trustee’s Certificate of Authentication:

This is one of the Notes referred to in the within-named Indenture.

U.S. Bank National Association, as Trustee

By:

Authorized Signatory

(Back of Note)

7% Series A Senior Subordinated Note due 2014

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.3

1. 7% SENIOR SUBORDINATED NOTE DUE 2014. This Note is one of a duly authorized issue of securities of Isle of Capri Casinos, Inc., a Delaware corporation (the “Company”), designated as its 7% Senior Subordinated Notes due 2014 (herein called the “Notes”), which have been issued under the Indenture (as defined below). Capitalized terms not defined herein have the meaning given to them in the Indenture.

2. INTEREST. The Company promises to pay interest on the principal amount of the Notes represented by this Note Certificate at the rate per annum shown above from [            ] until maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement. The Company shall pay interest (including Additional Interest, if any) semiannually on each Interest Payment Date commencing [                    ] to the holders of record (each a “Holder”) of Outstanding Notes on the immediately preceding Regular Record Date. Interest on the Notes represented by this Note Certificate will accrue from the most recent date to which interest has been paid or, if no interest has been paid on such Notes, from the first date on which the Notes represented by this Note Certificate was originally issued. Interest will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest on overdue installments of interest at the rate borne by the Notes.

[3]	This is to be included only if the Note is global form.

3. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except Defaulted Interest, which shall be payable as specified in the Indenture) and Additional Interest, if any, to Persons who are registered Holders of Notes at the close of business on the Regular Record Date for the Interest Payment Date even if Notes are canceled after the Regular Record Date and on or before the Interest Payment Date. If the Company and a Person registered as a Holder shall so agree, such Holder shall not be required to surrender the Notes to collect principal payments and premium payments, if any. Payment of the principal of (and premium, if any), interest and Additional Interest, if any, on the Notes will be made at the office or agency of the Company maintained for that purpose in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or (ii) by wire transfer to an account maintained by the payee located in the United States.

4. GUARANTEES. The payment of the Notes represented by this Note Certificate is guaranteed pursuant to the Subsidiary Guarantees by the Subsidiary Guarantors.

5. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

6. INDENTURE. The Company issued the Notes under an Indenture dated as of March 3, 2004 (the “Indenture”), by and among the Company, as Issuer, Riverboat Corporation of Mississippi (“RCM”), Riverboat Corporation of Mississippi-Vicksburg (“RCM-Vicksburg”), Riverboat Services, Inc. (“RSI”), CSNO, L.L.C. (“CSNO”), Louisiana Riverboat Gaming Partnership (“LRGP”), St. Charles Gaming Company., Inc. (“SCGC”), IOC Holdings, L.L.C. (“IOCH”), Grand Palais Riverboat, Inc. (“GPRI”), LRGP Holdings, L.L.C. (“LRGP Holdings”), P.P.I., Inc. (“PPI”), Isle of Capri Casino Colorado, Inc. (“Isle Colorado”), IOC-Coahoma, Inc. (“IOC-Coahoma”), IOC-Natchez, Inc. (“Isle-Natchez”), IOC-Lula, Inc. (“Isle-Lula”), IOC-Boonville, Inc. (“Isle-Boonville”), IOC-Kansas City, Inc. (“Isle-Kansas City”), Isle of Capri Bettendorf, L.C. (“Isle-Bettendorf”), Isle of Capri Marquette, Inc. (“Isle-Marquette”), IOC-Davenport, Inc. (“Isle-Davenport”), LL Holding Corporation (“LLHC”) and Gemini, Inc. (“Gemini” and together with RCM, RCM-Vicksburg, RSI, CSNO, LRGP, SCGC, IOCH, GPRI, LRGP Holdings, PPI, Isle Colorado, IOC-Coahoma, Isle-Natchez, Isle-Lula, Isle-Boonville, Isle-Kansas City, Isle-Bettendorf, Isle-Marquette, Isle-Davenport and LLHC, the “Subsidiary Guarantors”), and U.S. Bank National Association, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture (and all indentures supplemental thereto) and the Trust Indenture Act of 1939, as amended, for a statement of such terms. The Notes are unsecured obligations of the Company.

7. OPTIONAL REDEMPTION. (a) The Company may redeem all the Notes, in whole or in part, at any time on or after March 1, 2009 at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning on March 1 of the years indicated below:

Year	Percentage
2009	103.500%
2010	102.333%
2011	101.167%
2012 and thereafter	100.000%

(b) At any time on or before March 1, 2007, the Company may use all or a portion of the net cash proceeds of one or more Qualified Public Equity Offerings to redeem, at its option, up to 35% of the Outstanding Notes at a redemption price of 107.00% of the principal amount of the Notes so redeemed plus accrued and unpaid interest to the redemption date, provided that, (1) after any such redemption at least 65% of the aggregate principal amount of Notes remains outstanding and (2) the Company makes such redemption not more than 90 days after the consummation of any such Qualified Public Equity Offering.

(c) The Company may redeem (a “Gaming Redemption”) the Notes of any Holder if any Gaming Authority requires that a Holder or a beneficial owner of Notes must be licensed, qualified or found suitable under any applicable gaming law and such Holder or beneficial owner fails to apply for a license, qualification, or a finding of suitability within 30 days after being requested to do so in such circumstance by the Gaming Authority or by the Company pursuant to an order of the Gaming Authority, or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option:

(1) to require such Holder or beneficial owner to dispose of such Holder’s or beneficial owner’s Notes within 30 days of receipt of such notice or such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority; or

(2) to redeem the Notes of such Holder or beneficial owner at a Redemption Price equal to the lesser of:

(a) the principal amount thereof, and

(b) the price at which such Holder or beneficial owner acquired the Notes,

together with, in each case, accrued and unpaid interest, if any, to the earlier of the Redemption Date or the date of denial of such license, qualification or finding of unsuitability, if any, by such Gaming Authority, which may be less than 30 days following the Notice of Redemption, if so ordered by such Gaming Authority.

8. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail not less than 30 days nor more than 60 days (or, in the case of a Gaming Redemption, up to 30 days) before the redemption or purchase date to each Holder of Notes at its registered address. On and after the Redemption Date, interest shall cease to accrue on the Notes or portions thereof called for redemption pursuant to the optional and mandatory redemption provisions and not forwarded for redemption.

Interest installments whose Interest Payment Date is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof.

9. REPURCHASE OFFERS. Upon the occurrence of a Change of Control, the Company shall be obligated to offer to repurchase this Note at a purchase price (payable in cash) in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date.

At each such time as the amount of Excess Sale/Loss Proceeds aggregates $10.0 million, the Company shall make an Excess Sale/Loss Proceeds Offer to repurchase, from all Holders of the Notes and, to the extent required by the terms of any Pari Passu Indebtedness, the holders of such Pari Passu Indebtedness, on a pro rata basis, that principal amount of Notes (and Pari Passu Indebtedness) equal to such Excess Sale/Loss Proceeds, less the accrued and unpaid interest, if any, thereon to the date of repurchase, at a purchase price (payable in cash) equal to 100% of the principal amount of the Notes (and Pari Passu Indebtedness) to be purchased (or, in the event such Pari Passu Indebtedness is required to be purchased at the accreted value thereof, 100% of the accreted value thereof), plus accrued and unpaid interest, if any, to the Repurchase Date.

10. SELECTION OF NOTES REDEEMED OR REPURCHASED IN PART. If less than all of the Outstanding Notes are to be redeemed or repurchased, the particular Notes or portions thereof to be redeemed shall be determined by the Trustee on a pro rata basis, by lot or by any other method determined by the Trustee to be fair and appropriate, provided that no Notes in a principal amount of $1,000 or less shall be redeemed or repurchased in part. In the event of redemption or repurchase of this Note in part only, a new Note or Notes for the portion not redeemed or repurchased hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

11. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. As a condition to transfer, the Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption in whole or in part, or with respect to which a Repurchase Notice has been given. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or Repurchase Offer with respect to such Notes. Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

12. PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for the purpose of receiving payment and, subject to the exception set forth under the caption “Method of Payment” above, interest and for all other purposes.

13. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes, and any past default may be waived with the consent of the Holders of a majority in principal amount of the Outstanding Notes, except a default in the payment of the principal of or interest on any Note, or in respect of a covenant or a provision which cannot be modified without the consent of all Holders. Without the consent of any Holder of the Notes, the Indenture, the Notes or the Subsidiary Guarantees may be amended, waived or supplemented for certain specified purposes, including, among other things, to cure ambiguities, defects or inconsistencies, to add to the covenants of the Company and the Subsidiary Guarantors for the benefit of the Holders, to surrender any right or power conferred upon Company or a Subsidiary Guarantor, to add additional Events of Default, to appoint a successor Trustee, to add a Subsidiary Guarantor or to release a Subsidiary Guarantor under certain circumstances, or to comply with any requirement to effect the qualification of the Indenture under the Trust Indenture Act or any registration or qualification of the Notes under securities laws.

14. DEFAULTS AND REMEDIES. Subject to certain exceptions, if an Event of Default occurs, then the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may, by written notice, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes is obligated to, declare the principal of and accrued interest on all the Notes to be due and payable immediately, provided that so long as the Bank Credit Facility is in effect, such acceleration shall not be effective until the earlier of (i) five business days following the delivery of notice of acceleration to the agent under the Bank Credit Facility and (ii) the acceleration of any Indebtedness under the Bank Credit Facility. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, then the principal of and accrued interest on all the Outstanding Notes will become due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnification satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal (premium, if any) or interest (or in the payment of any Note repurchase price) if it determines that withholding notice is in their interests. The Company must furnish quarterly and annual compliance certificates to the Trustee.

15. DEFEASANCE AND COVENANT DEFEASANCE. The Indenture contains provisions for the defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

16. SUBORDINATION. The payment of principal of, premium, if any, and interest (including Additional Interest) on the Notes will be subordinated in right of payment to the prior payment in full of Senior Indebtedness as set forth in Article Fourteen of the Indenture.

17. TRUSTEE DEALINGS WITH THE COMPANY. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days or resign.

18. NO RECOURSE AGAINST OTHERS. A director, officer, employee, stockholder or incorporator, as such, of any Person party to the Indenture, the Notes or the Subsidiary Guarantees shall not have any liability for any obligations of such Person under such documents or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the Notes.

19. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee.

20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UGMA (= Uniform Gifts to Minors Act).

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Isle of Capri Casinos, Inc.

1641 Popps Ferry Road

Biloxi, Mississippi 39532

Attn: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax identification number.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint:

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signed:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

NOTICE: The signature must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 11.09 or Section 11.10 of the Indenture and Paragraph 9 of this Note, check the box:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 11.09 or Section 11.10 of the Indenture or Paragraph 9 of this Note, state the amount:

$

(in an integral multiple of $1000)

Date:

Signed:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

NOTICE: The signature must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF CERTIFICATED NOTES4

The following exchanges of a part of this Global Note for Certificated Notes have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

[4]	This is to be included only if the Note is global form.

EXHIBIT C

FORM OF SENIOR SUBORDINATED

SUBSIDIARY GUARANTEE

The Subsidiary Guarantors listed below (hereinafter referred to as “Subsidiary Guarantors,” which term includes any successor or assign under the Indenture dated as of March 3, 2004 (the “Indenture”), by and among Isle of Capri Casinos, Inc. (the “Company”) and Riverboat Corporation of Mississippi, Riverboat Corporation of Mississippi-Vicksburg, Riverboat Services, Inc., CSNO, L.L.C., Louisiana Riverboat Gaming Partnership, St. Charles Gaming Co., Inc., IOC Holdings, LLC, Grand Palais Riverboat, Inc., LRGP Holdings, L.L.C., PPI, Inc., Isle of Capri Casino Colorado, Inc., IOC-Coahoma, Inc., IOC-Natchez, Inc., IOC-Lula, Inc., IOC-Boonville, Inc., IOC-Kansas City, Inc., Isle of Capri Bettendorf, L.C., Isle of Capri Marquette, Inc., IOC-Davenport, Inc., LL Holding Corporation and Gemini, Inc. as subsidiary guarantors, and U.S. Bank National Association, as trustee (the “Trustee”)), have jointly, severally, fully and unconditionally guaranteed (i) the due and punctual payment of the principal of, premium, if any, and interest (including Additional Interest) on the Company’s 7% Senior Subordinated Notes due 2014 (the “Notes”), whether at Stated Maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, of the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders of Notes or the Trustee, all subject to the terms and limitations set forth in Article Twelve and Article Fourteen of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee subject to Article Fourteen of the Indenture.

No director, officer, employee, stockholder or incorporator, as such, past, present or future, of any Subsidiary Guarantor shall have any liability under its Subsidiary Guarantee herein by reason of his, her or its status as such director, officer, employee, stockholder or incorporator.

These Subsidiary Guarantees are continuing guarantees and, except as otherwise provided in Section 10.18(c) or Section 12.10 of the Indenture, shall remain in full force and effect and shall be binding upon the Subsidiary Guarantors and their successors and assigns until full and final payment of all of the Company’s Obligations and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

The obligations of the Subsidiary Guarantors hereunder are subordinated to all Senior Indebtedness of the Subsidiary Guarantors as set forth in the Indenture.

These are guarantees of payment and not of collectability.

These Subsidiary Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which these Subsidiary Guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of an authorized officer.

THE TERMS OF ARTICLE TWELVE AND ARTICLE FOURTEEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

IN WITNESS WHEREOF, the parties hereto have caused this Subsidiary Guarantee to be executed as of the day and year first above written.

RIVERBOAT CORPORATION OF MISSISSIPPI

By:

Name: Title:

RIVERBOAT CORPORATION OF MISSISSIPPI-VICKSBURG

By:

Name: Title:

RIVERBOAT SERVICES, INC.

By:

Name: Title:

CSNO, L.L.C.

By:

Name: Title:

LOUISIANA RIVERBOAT GAMING PARTNERSHIP

By:

Name: Title:

ST. CHARLES GAMING COMPANY, INC.

By:

Name: Title:

IOC HOLDINGS, L.L.C.

By:

Name: Title:

GRAND PALAIS RIVERBOAT, INC.

By:

Name: Title:

LRGP HOLDINGS, L.L.C.

By:

Name: Title:

PPI, INC.

By:

Name: Title:

ISLE OF CAPRI CASINO COLORADO, INC.

By:

Name: Title:

IOC-COAHOMA, INC.

By:

Name: Title:

IOC-NATCHEZ, INC.

By:

Name: Title:

IOC-LULA, INC.

By:

Name: Title:

IOC-BOONVILLE, INC.

By:

Name: Title:

IOC-KANSAS CITY, INC.

By:

Name: Title:

ISLE OF CAPRI BETTENDORF, L.C.

By:

Name: Title:

ISLE OF CAPRI MARQUETTE, INC.

By:

Name: Title:

IOC DAVENPORT, INC.

By:

Name: Title:

GEMINI, INC.

By:

Name: Title:

LL HOLDING CORPORATION

By:

Name: Title: